Exhibit 10.6

*** Where this marking appears throughout this Exhibit 10.6, information has been omitted pursuant to a request for confidential treatment and such information has been filed with the Securities and Exchange Commission separately.

FACILITIES LEASE AGREEMENT

This FACILITIES LEASE AGREEMENT (this "Agreement") is entered into on May 18, 2009 (the "Effective Date") by and among SemMaterials Energy Partners, L.L.C., a Delaware limited liability company ("SMEP"), SGLP Asphalt, L.L.C., a Texas limited liability company ("SGLP Asphalt" and together with SMEP, "Lessor"), and Ergon Asphalt & Emulsions, Inc., a Mississippi corporation ("Lessee"). The parties agree that in consideration of and reliance upon the promises made herein, and performances due hereunder, the parties contract and agree as follows:

Section 1.     Leased Premises and Use.

Lessor owns the asphalt facilities described on Exhibit A-1 (each a "Facility" and collectively the "Facilities"). For the rentals and upon and subject to the terms and conditions hereinafter set forth, Lessor hereby leases the Facilities to Lessee, and Lessee hereby leases the Facilities from Lessor, subject to the Permitted Encumbrances (as defined herein). The Facilities include the land, buildings, improvements, asphalt storage and processing assets (collectively, the "Leased Premises") along with the associated: (i) storage, use, and occupancy rights to, of, or in any buildings, fixtures, equipment, or other physical assets on the Leased Premises or hereinafter constructed on the Leased Premises, (ii) necessary rights of ingress, egress, storage, and transportation (including all existing rights to rail service to the extent such rights are assignable) to, on, or over the Leased Premises for Lessee and Lessee's agents, invitees, customers, or representatives, as reasonably necessary to further Lessee's operations at the Leased Premises, and (iii) right to receive, use, and enjoy public and private utility services at the Leased Premises, such including by the way of example but not being limited to, sewer, water, electricity, fuel, waste disposal, and telephone all at Lessee's sole expense. The Leased Premises may be used by Lessee for the receipt, storage, manufacturing, blending and shipping of asphalt products and associated raw materials, and all purposes reasonably related thereto, and for no other purpose without Lessor's written consent, which consent shall not be unreasonably withheld. Lessee accepts the Leased Premises on the commencement date of the Term (as defined below) of this Agreement "AS IS'', "WHERE IS" without warranty of any kind, express or implied, including, but not limited to, any warranty of habitability, suitability or fitness for a particular purpose, except to the extent specifically set forth in this Agreement.

The Leased Premises shall include the rights of Lessor under the leases set forth in Exhibit A-2 (collectively, the "Rail Leases"). Lessee shall be subject to the terms of the Rail Leases and perform all obligations of Lessor as lessee under each of the Rail Leases which accrue during the Term of this Agreement (but not any obligations which survive the termination of any Rail Lease which is terminated prior to the expiration of the Term of this Agreement), except that Lessor shall be obligated to timely pay rents or other sums due thereunder so long as Lessee pays all rent due under the terms of this Agreement. Lessee agrees to indemnify Lessor, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred as a result of Lessee's non-performance or non-observance of any of Lessor's obligations as lessee under the Rail Leases which, as a result of this Agreement, became an obligation of Lessee. If Lessee makes any payment to Lessor pursuant to this indemnity, Lessee shall be subrogated to the rights of Lessor concerning such payment. Lessee shall not do, nor permit to be done, any act or thing which is, or with notice or the passage of time would be, a default under this Agreement or the Rail Leases. Lessee shall look solely to the lessors under each of the Rail Leases for all services to be provided by such lessors thereunder and shall not, under any circumstances, seek nor require Lessor to perform any of such services, nor shall Lessee make any claim upon Lessor for any damages which may arise by reason of any such lessor's default under the Rail Leases. However, Lessor shall reasonably cooperate with Lessee to exercise or enable Lessee to exercise any rights or remedies available to enforce each Rail Lease for Lessee's benefit in the event of a default by the lessor under each Rail Lease. Lessor agrees to indemnify Lessee, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred as a result of Lessor's non-performance of its obligations with respect to the Rail Leases as set forth in this paragraph, so long as Lessee has paid all rent due under the terms of this Agreement. Lessor shall not do, nor permit to be done, any act or thing which is, or with notice or the passage of time would be, a default under the Rail Leases. If for any reason the term of any Rail Lease shall terminate prior to the expiration or termination of the Term of this Agreement, the Leased Premises shall automatically exclude the rights of Lessor under such Rail Lease, and Lessor shall not be liable to Lessee by reason thereof unless said termination shall have been caused by the default of Lessor under the applicable Rail Lease, and said Lessor's default was not as a result of a Lessee default hereunder.

Notwithstanding the foregoing, the Leased Premises shall not include inventories of off-spec product, obsolete raw materials inventories in tanks, bags, totes, drums and boxes, and miscellaneous equipment and incomplete capital improvements unrelated to ordinary operations at the Facilities; such miscellaneous equipment and incomplete capital improvements unrelated to ordinary operations at the Facilities are listed on Exhibit A-3 hereto (the "Excluded Assets"). Lessee assumes no responsibility for the Excluded Assets. Lessor shall use reasonable commercial efforts to remove the Excluded Assets from the Leased Premises within sixty (60) days following the Effective Date; provided, that Lessee acknowledges that SemMaterials, L.P. owns products located on the Leased Premises and has the right to store such products on the Leased Premises until October 31, 2009 or as otherwise set forth in the Access and Use Agreement (as defined herein) and the Terminalling and Storage Agreement (as defined herein). Any Excluded Assets remaining at that time may be secured and stored by Lessee, at Lessor's expense. In addition, the Leased Premises shall not include (i) finished asphalt product owned by SemMaterials, L.P. or its affiliates and not purchased by Lessee and (ii) any rail cars owned or leased by SemMaterials, L.P. or its affiliates.

Section 2.    Term.

This Agreement shall commence on May 18, 2009, and shall terminate on December 31, 2011 (the "Term").

Section 3.     Compensation.

Except as provided elsewhere herein, during the Term of this Agreement, Lessee shall pay to Lessor the rent and other charges set forth on Exhibit B attached hereto.

Section 4.     Asphalt Product and Raw Materials.

Lessee shall be solely responsible to furnish all asphalt and related raw materials used to manufacture any and all finished asphalt products at the Leased Premises.

Section 5.     Contract Limited to Available Capacity.

Lessee will only process those qualities and grades of finished asphalt products that are compatible with the current processing capabilities of the Leased Premises unless agreed to otherwise by the parties.

Section 6.     Title and Risk of Loss.

Title to asphalt, raw materials and finished asphalt products received, unloaded, stored, or otherwise handled at the Leased Premises shall be in the name of Lessee and shall be the sole responsibility of Lessee.

Section 7.    Improvements.

Subject to Lessor's written approval, which approval may relate to design, location, construction methods, and installation procedures but shall not in any event be unreasonably withheld, and subject to the terms, provisions, and conditions of this Agreement, Lessee may construct or place upon the Leased Premises, at Lessee's sole expense, improvements required by Lessee for the purpose of furthering Lessee's permitted use of the Leased Premises. Absent agreement of Lessor and Lessee to the contrary, all permanent improvements shall be the property of Lessor, while all temporary improvements, trade fixtures, and movable equipment made or installed by Lessee shall remain the property of Lessee.

Lessee shall have the right to install and maintain signage at the Leased Premises at Lessee's sole cost and expense (including but not limited to construction costs, permits and licensing fees) and in conformity with all applicable laws, restrictive covenants, ordinances, rules and regulations; provided that such signage shall only relate to Lessee's occupancy of and operations on the Leased Premises. Upon the expiration or earlier termination of this Agreement, Lessee shall remove all signage and repair any damage caused therefrom at Lessee's sole cost and expense.

Section 8.     Confidential Disclosures.

All confidential information, technical information, trade or business secrets, or the like (the "Confidential Information") which is disclosed by one party to the other, or is learned by one party from the other, in carrying out the terms and purpose of this Agreement shall remain the property of the party from whom it originates. The party receiving such Confidential Information shall maintain in confidence the Confidential Information so received and will not use such information to the detriment of the originating party, until such time as the Confidential Information so received enters the public domain other than by the act or omission of the recipient. Notwithstanding the foregoing, either party may disclose such Confidential Information (i) to its counsel, accountants, investors, lenders or other representatives if necessary for such party's business operations and so long as such persons are aware of and agree to comply with the provisions of this Section 8 or (ii) as may be required by law. Any Confidential Information which can be shown by the recipient to have been in the public domain, or known to the recipient at the time of disclosure, shall not be deemed "Confidential Information" pursuant to this Agreement. Without limiting the foregoing, Lessor acknowledges and agrees that all Volumes Reports and the contents thereof submitted pursuant to Section 23 hereof constitute Confidential Information of Lessee and may not be shared with or disclosed to third parties without Lessee's prior written consent. The parties consent to (i) the provision of this Agreement to Lessor's lenders in connection with the acquisition of the non-disturbance agreements in accordance with Section 22.1 and (ii) the issuance of a press release by Lessee or Lessor relating to the leasing of the Facilities pursuant to this Agreement. The obligations set forth in this Section 8 shall survive the expiration or termination of this Agreement.

Section 9.     Environmental, Health, Safety, Transportation, and Security.

9.1    Lessee shall use the Leased Premises only for the purpose contemplated by this Agreement and related purposes associated with asphalt facility operations. Lessee shall not permit the Leased Premises to be used for any unlawful purpose.

9.2     For purposes of this Agreement:

(a)    the term "Environmental, Health, Safety, Transportation, and Security Laws" shall mean and include all applicable federal, state, local or municipal laws, rules, regulations, statutes, ordinances or orders of any governmental authority, relating to (i) the control of any pollutant, or protection of health or the air, water or land, (ii) waste generation, handling, treatment, storage, disposal, discharge, release, emission or transportation, (iii) exposure to hazardous, toxic or other substances alleged to be harmful, (iv) the protection of any endangered or at-risk plant or animal life, (v) occupational or public health and safety, (vi) transportation, including transportation of materials, or (vi) site or homeland security, including prevention and disruption of terrorist attacks, the protection of the public, resources, and infrastructure, or response to terrorist attacks. "Environmental, Health, Safety, Transportation, and Security Laws" shall include, but not be limited to, the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Resource Conservation Recovery Act ("RCRA"), 42 U.S.C. § 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. § 9601 et seq., the Atomic Energy Act, 42 U.S.C. § 2011 et seq., the Occupational Health and Safety Act ("OSHA"), 29 U.S.C. § 651 et seq., the Ports and Waterways Safety Act, 33 U.S.C. § 1221 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Homeland Security Act, 6 U.S.C. § 101 et seq. and the Critical Infrastructure Information Act, 6 U.S.C. § 131 et seq. The term "Environmental Health, Safety, Transportation, and Security Laws" shall also include all applicable executive orders and state, local and municipal laws, rules, regulations, statutes, ordinances and orders dealing with the subject matter of the above federal statutes; and

(b)    the term "Hazardous Materials" shall mean any (i) petroleum or petroleum products, (ii) asbestos or asbestos containing materials, (iii) hazardous substances as defined by § 101(14) of CERCLA, (iv) radioactive substances and (v) any other chemical, substance or waste that is regulated by any governmental authority under any Environmental, Health, Safety, Transportation, and Security Law.

9.3    Lessee shall conduct operations on the Leased Premises in compliance with all applicable Environmental, Health, Safety, Transportation, and Security Laws and manage any Hazardous Materials on the Leased Premises in compliance with all such laws. Lessee shall promptly, and in any event within twenty-four hours of the occurrence, notify Lessor of any release or spill of a Hazardous Material at the Leased Premises that is reportable or requires a response action, including remediation, under Environmental, Health, Safety, Transportation, and Security Laws and shall promptly and completely implement any response action for with respect to such release or spill required under such laws or by a governmental authority. Lessee shall provide Lessor with copies of any reports or monitoring results provided to a governmental authority with respect to any such release, spill or response action no later than five (5) business days of the submittal to the governmental authority. Furthermore, Lessee also shall provide to Lessor copies of any and all correspondence to or from the governmental authority relating to the release, spill or response action within five (5) business days of the day the correspondence is sent to or received by the Lessee, as applicable.

9.4     Without limiting the generality of the foregoing,

(a)     Lessee shall be responsible for complying with any and all notification or reporting requirements under Environmental, Health, Safety, Transportation, and Security Laws arising out of Lessee's use of the Leased Premises; provided, however, that Lessor retains the right but not the obligation to make, after prior written notice to Lessee, any environmental notification or report required by law and involving the Leased Premises which has not been completely performed or provided by Lessee. Lessee shall keep Lessor fully informed and provide Lessor with documentation pertaining to any notification or reporting under Environmental, Health, Safety, Transportation, and Security Laws applicable to the Leased Premises or Lessee's operations thereon.

(b)    Lessee shall, at Lessee's own cost and expense, obtain and maintain in effect during the term of this Agreement such environmental health, safety, transportation and security permits, licenses, plans, approvals, or other such authorizations under Environmental, Health, Safety, Transportation, and Security Laws as are necessary for Lessee to comply with Lessee's duties and obligations under this Agreement and as are necessary for Lessee to conduct its operations on the Leased Premises. By way of example, but not limitation, such necessary environmental permits or plans may include, but will not be limited to, Title V and applicable state Air Operating Permits, Spill Prevention Control, Countermeasure Plan, and Facility Response Plan as both plans are set forth in 40 CFR 112, U.S. Coast Guard Facility Security Plans, and such other plans or permits that may be required by any and all local, state and federal agencies. Lessor shall reasonably cooperate with Lessee to transfer to or at the direction of Lessee at the commencement of the term any permits or other authorizations relating to the Leased Premises issued to Lessor under applicable Environmental, Health, Safety, Transportation, and Security Laws. Lessee will give Lessor written notice and obtain Lessor's prior written approval, such approval not to be unreasonably withheld, for any and all additions or improvements to the Leased Premises requiring a new permit or a permit modification under Environmental, Health, Safety, Transportation, and Security Laws.

(c)    Lessee shall promptly, and in any event within five (5) business days of receipt or, as applicable, issuance or assessment, notify and provide copies to Lessor of any and all Warning Letters, Notices of Violation, Consent Orders or Decrees, Notices of Stipulation, including any monetary penalties assessed (collectively, "Non-Compliance Notices") relating to an allegation or declaration of non-compliance with, or need for investigation, remedial or other response action under, any Environmental, Health, Safety, Transportation, and Security Law, regardless of whether Lessee disputes such Non-Compliance Notice. Lessee is further obligated to provide Lessor copies of its response to any such Non-Compliance Notice no later than five (5) business days after submittal thereof fully explaining how the non-compliance matter or required investigation, remedial or other response action is to be resolved or why Lessee believes that the alleged non-compliance matter or requested action is not accurate or not applicable. Lessee shall continue to provide to Lessor any and all correspondence relating to the Non-Compliance Notice until such time as Lessee demonstrates to the reasonable satisfaction of Lessor that the Non-Compliance Notice has been resolved through correspondence or other documentation from the governmental authority, or if such correspondence or other documentation is unavailable or impractical, through an alternative written demonstration reasonably satisfactory to Lessor by the Lessee to the Lessor and any counsel that Lessor requests in writing be copied on such communications.

9.5    Lessee shall have the right at its cost to conduct environmental site assessments of the Leased Premises (the "Environmental Assessments") to serve as a baseline for the condition of the Leased Premises, subject to the following conditions: (a) Lessee shall obtain Lessor's prior written approval, which approval shall not be unreasonably withheld or delayed, of the professional consultant or consultants who will perform the Environmental Assessments, (b) the Environmental Assessments shall be conducted in accordance with the scope of work set forth in Exhibit D attached hereto; provided Lessee shall provide Lessor with a copy of and consult with Lessee with respect to any draft Phase II sampling and analysis plan as set forth in the scope of work and consult with Lessor and consider in good faith any comments of Lessor concerning the scope of any such sampling and groundwater sampling shall be conducted only in the event there is reasonable justification for the need for such sampling and Lessor gives prior written approval for such sampling, which approval shall be in Lessor's sole discretion, (c) Lessee shall be responsible for the management and proper disposal of any wastes generated in connection with invasive sampling conducted as part of the Environmental Assessments, (d) the site visit and any sampling component of the Environmental Assessments shall be conducted as soon as reasonably practical, subject to clause (e) below, and the Environmental Assessments, including the written reports thereof, must be complete no later than one hundred eighty (180) after the date of this Agreement, (e) Lessor shall have the right to be present during any site visit or sampling activity and the right to collect split samples and/or its own samples and Lessee shall provide reasonable advance notice to Lessor of the proposed schedule for site visits and sampling activity and coordinate with Lessor in advance on the scheduling of site visits to allow Lessor to have a represent present during each site visit or sampling activity conducted in connection with the performance of the Environmental Assessments, (f) Lessor or Lessor's representative participating in a site visit shall respond to a request to conduct groundwater sampling at a site before or during the site visit of the Facility in question, (f) Lessee shall provide Lessor with a copy of any sampling results within five (5) business days of Lessee's receipt of same, (g) Lessor shall be provided a copy of each draft Environmental Assessment report and shall be afforded a period of at least five (5) business days to review and provide comments on the draft report; provided the parties agree to work cooperatively if either party believes additional time beyond that provided in this Agreement is needed to review a draft Environmental Assessment report before final issuance of the report, (h) any factual corrections timely made by Lessor on the draft Environmental Assessment report will be included in the final report and any other comments timely made by Lessor will be considered in good faith by Lessee and its consultant, (i) Lessor shall be entitled to rely on the final Environmental Assessment reports and Lessee shall provide a complete copy, including copies of the site plan, interview logs, field log books, and any other attachments or appendices, of each final Environmental Assessment report in electronic format and hard copy to Lessor within five (5) business days of Lessee's receipt thereof, and (j) no invasive sampling shall be conducted at the Facility in Austin, Texas, and no Environmental Assessments shall be conducted for the Facility in Reading, Pennsylvania. If, with respect to any Facility, the results of invasive sampling conducted in connection with the Environmental Assessments reveal any adverse environmental condition which, in Lessee's determination will likely result in the material impairment of Lessee's ability to operate such Facility, then Lessee may, upon ten (10) days' prior written notice to Lessor, terminate this Agreement with respect to such Facility, which shall cease to be part of the Leased Premises for purposes hereof as of the effective date of such termination. Until the final Environmental Assessment for a Facility has been received and submitted to Lessor, notwithstanding Section 9.3 above Lessee shall be required to provide immediate notice (within eight hours of discovery) to Lessor of any spill or release occurring after the Effective Date with respect to such Facility, to maintain and provide to Lessor a detailed report concerning such release or spill, including sampling data and photographs, and to reflect such occurrence in the Environmental Assessment for the Facility. Lessor shall make all decisions on the reportability of any finding derived, in part or whole, from an Environmental Assessment to any governmental authority and Lessee shall not report any such finding to a governmental authority without prior written approval from Lessor; provided, however, in the event and to the extent Lessee makes a good faith determination that it has a legal obligation to make such report and Lessor has not made a report, Lessee may make such report provided (i) Lessee gives written notice to Lessor that it intends to make the report and Lessor still elects not to make the report and (ii) Lessee provides Lessor with a copy of any such report within five (5) business days of its submittal.

9.6    Without the prior written approval of Lessor, Lessee shall not conduct any soil, ground water, surface water, or other similar site investigation, sampling, or monitoring of the Leased Premises (other than the sampling performed in accordance with Section 9.5 above) unless so ordered by a governmental authority, required by the express terms of any permit for the Leased Premises issued under applicable Environmental Health, Safety, Transportation, and Security Laws, or advised by Lessee's counsel as immediately necessary due to emergency or exigent circumstances such as those described in Section 9.3 above. The Lessor shall make the final decision as to whether the need or justification of the Lessee's request for any and all such discretionary soil, ground water, or other similar site investigation, sampling, or monitoring of the Leased Premises is warranted. If so warranted, the Lessor shall have the right enter the Leased Premises to routinely monitor the Lessee's progress and ensure that the scope-of-work adheres to that which the Lessor approved.

Nothing in this Section 9.6 is intended to be or shall be construed to constitute authority or an exercise of control by Lessor for environmental, health, safety, transportation, or security aspects of Lessee's operations on the Leased Premises, such activities being under the sole control of Lessee.

9.7    At the end of the Term of this Agreement, except to the extent otherwise requested by Lessor, Lessee shall be responsible, at its cost and in compliance with Environmental, Health, Safety, Transportation, and Security Laws, for removal and proper management of Hazardous Materials on or in the vicinity of the Leased Premises resulting from or used in connection with Lessee's operation on the Leased Premises. Any environmental condition on or about the Facilities in Austin, Texas or Reading, Pennsylvania at the termination of this Agreement and any groundwater contamination at a Facility for which Lessor has elected not to approve groundwater sampling in connection with Lessee's Environmental Assessment thereof shall be presumed to be conditions existing on or prior to the Effective Date and the responsibility of Lessor; provided, however, Lessor may rebut this presumption with evidence establishing that the condition was caused by, contributed to by, or exacerbated as a result of Lessee's operations. Lessee shall reasonably cooperate with Lessor to transfer to or at the direction of Lessor at the end of the Term of this Agreement any permits or other authorizations relating to the Leased Premises issued to Lessee under applicable Environmental, Health, Safety, Transportation, and Security Laws; provided, however, if requested by Lessor, instead of transferring a permit or other authorization, Lessee shall at its cost and expense and in compliance with Environmental, Health, Safety, Transportation, and Security Laws initiate and complete any actions required to terminate such permits or other authorization. Lessee's obligation under this Section 9.7 shall survive termination of this Agreement.

9.8    Should any change in Environmental, Health, Safety, Transportation, and Security Laws require any alterations or additions to the improvements installed by Lessor on the Leased Premises and such alterations or additions are necessary for the conduct of Lessee's normal business operations thereon, then Lessor shall make the required alterations or additions to such improvements within a reasonable time after receipt of Lessee's written request therefor.

Section 10.     Indemnity.

10.1    Lessee's Indemnity to Lessor. Lessee shall indemnify and defend Lessor, its employees, directors, partners, members, representatives, agents and affiliates (the "Lessor Indemnitees") against any and all suits, judgments, losses, damages, costs, fees, penalties, awards and the like (the foregoing including but not limited to attorneys' fees and litigation costs) (collectively, "Damages") for personal injury, death, property damage, or any other loss or claim arising out of, from, or otherwise related to (i) Lessee's operation and use of the Leased Premises or (ii) any violation of Environmental, Health, Safety, Transportation, and Security Laws or the release of any Hazardous Materials on or at the Leased Premises occurring during the term of the Agreement or attributable to an act or omission of Lessee, its employees, invitees, agents, contractors, customers or representatives (collectively, "Indemnified Environmental Matters"); except that Lessee shall not indemnify or agree to defend Lessor to the extent Damages are caused by the negligence, gross negligence or willful misconduct of any Lessor Indemnitee. IT IS THE INTENT OF LESSOR AND LESSEE THAT LESSEE'S OBLIGATIONS UNDER THIS SECTION 10.1 FOR INDEMNIFIED ENVIRONMENTAL MATTERS SHALL APPLY REGARDLESS OF WHETHER ANY LESSOR INDEMNITEE WOULD BE SUBJECT TO STRICT LIABILITY UNDER ENVIRONMENTAL, HEALTH, SAFETY, TRANSPORTATION, AND SECURITY LAWS FOR SUCH INDEMNIFIED ENVIRONMENTAL MATTER. Lessee's obligation under this Section 10.1 shall survive termination of this Agreement.

10.2    Lessor's Indemnity to Lessee. Lessor shall indemnify and defend Lessee, its employees, directors, partners, members, representatives, agents and affiliates (the "Lessee Indemnitees") against any and all Damages for personal injury, death, property damage or any other loss or claim to the extent arising out of the acts or omissions of any Lessor Indemnitee while on the Leased Premises or otherwise to the extent in connection with Lessor's performance of this Agreement, except that Lessor shall not indemnify or agree to defend Lessee for Damages caused by the negligence, gross negligence, willful misconduct of Lessee Indemnitees or for any Damages for which Lessee is indemnifying Lessor pursuant to Section 10.1. Lessor's obligation under this Section 10.2 shall survive termination of this Agreement.

Section 11.    Insurance.

11.1     Lessee agrees to secure and maintain insurance in amounts not less than the following coverage and terms set forth in Sections 11.2, 11.3, 11.4 and 11.5.

11.2    Workers' compensation insurance in accordance with the statutory requirements of the state or states in which each Facility is located and the U.S. Longshore and Harbor Workers Act, as applicable, and employer's liability insurance with minimum limits of not less than $1,000,000.

11.3    Commercial general liability insurance with minimum limits of not less than $1,000,000 for property damage and bodily injury. Such policy(ies) shall include marine terminal operator's liability covering Lessee's operations at the Leased Premises.

11.4    Automobile liability with minimum limits of not less than $1,000,000 for property damage and bodily injury, covering all vehicles owned, hired, rented, contracted for, or used by Lessee, or Lessee's successors, assigns, employees, agents, licensees or invitees.

11.5    Umbrella liability insurance with minimum limits of not less than $10,000,000 covering excess of Employer's Liability, Commercial General Liability, and Automobile Liability.

11.6    Lessor shall maintain basic causes of loss form property insurance on the improvements on the Leased Premises, but not on Lessee's personal property or inventory, for full replacement cost value. Lessor shall also maintain during the Term hereof employer's liability insurance, commercial general liability insurance, automobile liability insurance, and umbrella liability insurance at limits equivalent to those specified for Lessee in Sections 11.2, 11.3, 11.4 and 11.5 above.

11.7    Lessor or Lessee, as applicable, shall be named as an additional insured on the policies to be maintained by the other party as specified in this Section 11, except for Workers' Compensation insurance. Each party shall furnish to the other certificates of insurance evidencing the insurance coverage specified herein to be maintained by the furnishing party. Each such certificate shall provide that each of the policies to which such certificate shall pertain shall not be canceled or materially changed without thirty (30) days prior written notice to the other party. All insurance required to be maintained under the terms of this Agreement shall be written by insurer(s) with an A.M. Best rating of A- or better.

11.8    Each of Lessor and Lessee ("Releasing Party") hereby releases the other ("Released Party") from any liability which the Released Party would, but for this paragraph, have had to the Releasing Party arising out of or in connection with any damage to the property of Releasing Party at the Leased Premises which is or would be covered by a basic causes of loss form of property insurance with no deductible in the state in which such Leased Premises is located, regardless of whether or not such coverage is actually being carried by the Releasing Party. Lessor and Lessee shall use best efforts to have their respective policies of insurance contain a waiver of subrogation provision incorporating the above covenant and providing that the insurance shall not be invalidated by the insured's written waiver prior to a loss of any or all right of recovery against any party for any insured loss.

11.9    Lessor's and Lessee's obligations with respect to the restoration of any Facility following any casualty event, whether insured or uninsured ("Casualty"), shall be governed by the terms and provisions of this Section 11.9. Within thirty (30) days following the Casualty, Lessor shall consult with Lessee in good faith and advise Lessee of the estimated cost (the "Cost") and time required to restore and repair such Facility to substantially its pre-loss condition (the "Loss Notice"). If the Cost is less than or equal to the sum of (i) the greater of (A) $*** or (B) the annual Base Rental Fee at the subject Facility (or, if the number of months remaining in the Term is less than twelve (12) months, the sum of Base Rental Fees for the months remaining in the Term) and (ii) estimated insurance proceeds, if any (the "Formula"), the Lessor shall have an obligation to restore and repair the Facility to substantially its pre-loss condition, and Lessor shall commence such repair work promptly and complete same as expeditiously as commercially reasonably possible, unless Lessee elects to terminate this Lease pursuant to the following provisions of this section. If the Cost is greater than the Formula, then Lessor shall have no obligation to restore and repair the Facility and may terminate this Agreement as to such Facility. In the event that the damage caused by the Casualty is such that it materially interferes with Lessee's ability to conduct its normal business operations at the Facility and the restoration and repair (i) cannot be completed or is not completed in *** days or (ii) cannot be completed by *** of any year during the Term of this Agreement, Lessee may terminate this Agreement as to such Facility effective on the date of the Casualty provided it does so by notice to Lessor no later than five (5) days after the date of the Loss Notice. During the period of restoration, the Base Rental Fee shall be equitably abated based upon the effect of the Casualty upon Lessee's ability to conduct normal business operations at the Facility. Notwithstanding anything to the contrary contained herein, Lessee shall be solely responsible for the repair and restoration of any temporary improvements, trade fixtures, equipment and any other property of Lessee made, installed or brought upon the Facility by Lessee.

Section 12.    Condemnation.

If any Facility shall be in its entirety taken or condemned for any public purpose this Agreement shall terminate as to such Facility, and all obligations of Lessee hereunder to pay rent, taxes, and insurance premiums as to such Facility, shall cease as of the date of condemnation. If any portion of any Facility is taken or condemned to such an extent as to, in Lessee's reasonable determination, materially interfere with Lessee's ability to conduct its normal business operations at such Facility for a period of *** days or more, Lessee shall have the right to terminate this Agreement as to such Facility by giving written notice of termination to Lessor within thirty (30) days of receiving notice of such condemnation, whereupon Lessee's rent obligations shall cease as to such Facility. If any Facility is partially condemned and Lessee determines the taking will not materially interfere with Lessee's ability to conduct its normal business operations at such Facility, Lessee shall be entitled to an equitable reduction in rent taking into account the effect upon Lessee's operations of the property so taken. Lessee shall be entitled to make a separate claim against the condemning authority for an award for the value of any of Lessee's property, for moving and relocation expenses, and for such business damages and/or consequential damages as may be allowed by law.

Section 13.     Limitations.

Neither party to this Agreement shall be liable to the other party for consequential, incidental, punitive, or indirect damages (including, but not limited to, lost profits or lost savings) arising from, relating to, or in connection with this Agreement and/or the Leased Premises, even if such party has been advised of the possibility of or could have foreseen such damages, except to the extent such damages result from the gross negligence or willful misconduct of a party. This limitation applies regardless of the form of action, including, but not limited to, an action in law or equity.

Section 14.     Maintenance.

Subject to the limitations set forth in this Section 14, Lessee shall be responsible for the maintenance and repair of the Leased Premises including all tanks, equipment, or improvements placed or installed on the Leased Premises, whether placed or installed by Lessee or Lessor. Lessee will maintain and operate the Leased Premises in accordance with the equipment manufacture's standards and observed historical maintenance performed at the Leased Premises. Lessee shall keep the Leased Premises free of all liens, pledges, mortgages, deeds of trust, security interests, leases, subleases, easements, servitudes and other encumbrances of any kind or nature.

Notwithstanding anything to the contrary in this Section 14, and except for repairs and maintenance resulting from the negligence, gross negligence or willful misconduct of Lessee, its employees, directors, partners, members, representatives, agents, contractors, invitees or affiliates, Lessor, and not Lessee, shall be responsible for (at its expense and without reimbursement from Lessee) any repairs and maintenance costing in excess of $*** per occurrence, to the extent necessary for the operations of Lessee's business on the Leased Premises in connection with the following improvements: (i) tank foundations, shells, floors, roof and insulation; (ii) dikes, containment areas and security fencing; (iii) scales; (iv) rail spurs, docks and dredging; (v) heaters and boilers; (vi) buildings and HV AC; (vii) Motor Control Center and Motor Starters (including VFD); (viii) pumps; (ix) mills; and (x) tank gauge systems. The $*** repair and maintenance obligation of Lessor set forth above shall not apply to the annual maintenance retooling of the mills. If replacement of a mill is required, Lessor shall replace such mill and Lessee shall reimburse Lessor the first $*** of the cost to replace said mill.

Section 15.    Possession and Access.

Lessee shall enjoy exclusive possession of the Leased Premises at all times during the term of this Agreement, and Lessor and its agents and representatives shall have limited access to the Leased Premises for the purpose of inspection, in the case of an emergency, for the purpose of showing to potential purchasers of the Facility, lenders or investors and for any other purpose contemplated by this Agreement. Lessor and its agents and representatives shall comply with Lessee's standard safety rules and access requirements while on the Leased Premises.

Section 16.     Default.

16.1    By Lessee. Lessor may terminate this Agreement: (a) at any time for nonpayment of any sums due hereunder that are thirty (30) days past due following written notice to Lessee; or (b) if Lessee fails to perform any act or covenant under or required by this Agreement, other than a monetary default governed by Section 16.l(a), within thirty (30) days following receipt of written notice of such default, or, if such default is of a nature that it cannot be cured within thirty (30) days, Lessee fails to commence to cure same within such thirty (30)-day period and continuously pursue such cure thereafter to completion with reasonable diligence. Should Lessee fail to cure any default, then, in addition to the right to terminate this Agreement, Lessor may take any other action permissible at law or in equity.

16.2    By Lessor. Lessee may terminate this Agreement if Lessor fails to perform any act or covenant under or required by this Agreement, provided that Lessee first provides written notice to Lessor of such alleged default and Lessor fails to cure such default within thirty (30) days following receipt of such notice, or, if such default is of a nature that cannot be cured within thirty (30) days, Lessor fails to commence to cure same within such thirty (30)-day period and continuously pursue such cure thereafter to completion with reasonable diligence. Should Lessor fail to cure such default, then Lessee may take any action permissible at law or in equity, including, without limitation, the right to terminate this Agreement, sue for damages, or sue for specific performance. Upon a default by Lessor which affects fewer than all of the Facilities, Lessee reserves the right to terminate this Agreement as to the affected Facilities and corresponding portions of the Leased Premises only.

16.3    Cross-Default. Simultaneously with the execution of this Agreement, Lessor and Lessee (or its affiliates) have entered into (i) that certain Facility Lease Agreement with respect to the facility located in Garden City, Georgia, (ii) that certain Facility Lease Agreement with respect to the facility located in Northumberland, Pennsylvania, (iii) those certain Facility Sublease Agreements with respect to the facility located in Ardmore, Oklahoma, (iv) that certain Facility Sublicense Agreement with respect to the facility located in Ardmore, Oklahoma, (v) that certain Facility Sublease Agreement with respect to the facility located in Catoosa (EM), Oklahoma, (vi) that certain Facility Sublicense Agreement with respect to the facility located in El Dorado, Kansas, (vii) that certain Facility Sublease Agreement with respect to the facility located in Muskogee, Oklahoma and (viii) that certain Facility Sublease Agreement with respect to the facility located in Parsons, Tennessee (each, a "Related Agreement"). A default by the lessee, sublessee, lessor or sublessor under a Related Agreement beyond any applicable cure period permitted under such Related Agreement shall constitute a default by the applicable party hereunder and the non-defaulting party shall have the right to take any action permitted by this Section 16.

Section 17.     Waiver.

Any breach under this Agreement may be waived in writing by the non-breaching party; however, such waiver shall not waive any other breach, known or unknown, and shall not constitute a future waiver of any future breach whether of similar or different character.

Section 18.    Independent Entities.

Neither party shall have authority to bind the other by any contract, representation, understanding, act, or deed concerning the other party; nor shall this Agreement be deemed to establish a partnership. Neither party shall have any right to use trademarks, trade names, or the corporate name of the other. Each party shall have the sole responsibility for the acts and compensation of its own employees, its taxes and the expenses of the conduct of its own business.

Section 19.    Assignment.

Lessee shall not assign its rights and obligations under this Agreement without the prior written consent of Lessor, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that Lessee may assign, without the prior written consent of Lessor, this Agreement or its respective rights and obligations hereunder, in whole or in part, or sublease any Facility, to an affiliate or any successor in interest of such party, including the purchaser of all or substantially all of the assets of such party provided that such affiliate or successor assumes in writing all of Lessee's obligations hereunder and a copy of such assumption or sublease is provided to Lessor and Lessee shall not be relieved or released from liability hereunder; provided, further, that Lessor may assign, without the prior written consent, this Agreement or its respective rights and obligations hereunder, in whole or in part, to one or more subsidiaries that are directly or indirectly wholly-owned by Lessor or to any person or entity which (subject in all respects to Section 32 of this Agreement) purchases or is otherwise a successor in interest to Lessor's right, title and interest in the Facility and Lessor agrees to provide notice thereof before, or within three (3) days following, such assignment, provided, however, Lessor shall have no liability to Lessee nor shall Lessee have any remedies under this Agreement for failure to provide such notice, although Lessee shall not be required to recognize such assignment until notice thereof is provided by Lessor. This Agreement shall inure to the benefit of, and shall be binding upon, the parties and their respective permitted successors and assigns.

Section 20.    Notices.

Any notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if (i) hand delivered personally, (ii) mailed by certified or registered mail, return receipt requested, (iii) sent by Federal Express or other express carrier, fee prepaid, (iv) sent via facsimile with receipt confirmed or (v) sent via electronic email with receipt confirmed, provided that such notice or communication is addressed to the respective parties at the following addresses (or to such other address as may from time to time be designated by either party):

if to Lessor:

SemMaterials Energy Partners, L.L.C.
Two Warren Place
6120 S. Yale A venue, Suite 500
Tulsa, Oklahoma 74136
Phone: (918) 524-5500
Fax: (918) 524-5805
Attention: Chief Financial Officer

if to Lessee:

Ergon Asphalt & Emulsions, Inc.
P.O. Box 1639
Jackson, MS 39215-1639
2829 Lakeland Drive
Flowood, MS 39232 (physical)
Phone: (601) 933-3000
Fax: (601) 933-3350
Attention: President

With a copy to:

Watson & Jones, P.A.
P.O. Box 23546
Jackson, MS 39225-3546
2829 Lakeland Drive, Ste.1502
Flowood, MS 39232 (physical)
Phone: (601) 939-8900
Fax: (601) 932-4400
Attn: J. Kevin Watson

Section 21.    Rights Upon Termination.

The Leased Premises shall be returned to Lessor upon termination of this Agreement in substantially the same or better condition in which received by Lessee on the date of this Agreement, reasonable wear and tear excepted. Lessee shall remove (subject to Section 7 hereof) any and all equipment or personalty, fixtures, structures, buildings, or any other improvements which Lessee installed (collectively "Lessee Improvements") on the Leased Premises prior to the effective termination date of this Agreement or as promptly thereafter as reasonably practical, but in no event more than thirty (30) days after the effective termination date. In addition, Lessee shall remove all of its raw materials and asphalt products ("Lessee Inventory") from the Leased Premises as promptly thereafter as reasonably practical, but in no event more than thirty (30) days after the effective termination date. If Lessee does not remove the Lessee Improvements and Lessee Inventory prior to the effective termination date of this Agreement, Lessee shall pay to Lessor the Base Rental Fee for such thirty (30)-day period. In the event Lessee does not remove the Lessee Improvements and Lessee Inventory within thirty (30) days after the termination of this Agreement, at Lessor's option, it may deem the Lessee Improvements and Lessee Inventory as abandoned whereby Lessee shall not be entitled to any payment or other compensation therefor. In such event, Lessor may have the Lessee Improvements and Lessee Inventory removed from the Leased Premises and Lessee agrees to reimburse Lessor for the actual costs of such removal, plus a *** percent (***%) administrative fee.

Section 22.     Subordination and Estoppel Certificate

22.1    This Agreement is subject and subordinate to all mortgages, deeds of trust and related security instruments which may now or hereafter encumber the Leased Premises and to all renewals, modifications, consolidations, replacements and extensions thereof and to each advance made or hereafter to be made thereunder. This subordination shall be self-operative and no further instrument of subordination is required. In confirmation of such subordination, however, Lessee shall, at Lessor's request, execute promptly any appropriate certificate or instrument that Lessor may request. In the event of the enforcement by the trustee or the beneficiary under any such mortgage or deed of trust of the remedies provided for by law or by any such mortgage or deed of trust, Lessee will, upon request of any person or party succeeding to the interest of said trustee or beneficiary as a result of such enforcement, automatically become the tenant of, and attorn to, such successor in interest without change in the terms or provisions of this Agreement; provided, however, that such successor in interest shall not be bound by: (i) any payment of Base Rental Fee for more than one month in advance; or (ii) any amendment or modification of this Agreement made without the written consent of such trustee or such beneficiary or such successor in interest. Upon request by such successor in interest, Lessee shall execute and deliver an instrument or instruments confirming the attornment herein provided for. Lessor shall use commercially reasonable efforts to provide to Lessee within thirty (30) days following the date of this Agreement nondisturbance agreements from Lessor's lenders in form and substance reasonably satisfactory to Lessee. Lessor acknowledges that Lessee's inventories may serve as collateral for Lessee's financing and agrees to subordinate in writing any applicable landlord liens to the extent same may affect Lessee's inventory.

22.2     At either party's request, the other party will execute either an estoppel certificate or a three-party agreement among Lessor, Lessee and any third party dealing with the requesting party certifying to such facts (if true) and agreeing to such notice provisions and other matters as such third party may reasonably require in connection with the business dealings of requesting party and such third party.

Section 23.    Reporting Requirements.

23.1    Within fifteen (15) days after the end of each anniversary of this Agreement and following the termination of this Agreement, Lessee shall deliver to Lessor a schedule showing the amount of product, by type, received into the Facilities, processed at the Facilities and delivered from the Facilities (the "Volumes Report"). In addition, the Volumes Report shall specifically identify the throughput at the Facilities and any Excess Throughput Fees that are payable pursuant to this Agreement.

23.2    Within thirty (30) days after the end of each calendar quarter, Lessee shall deliver to Lessor a certification, signed by an authorized officer of Lessee, that Lessee has paid all taxes (other than real property taxes, which shall be paid by Lessor and reimbursed by Lessee in accordance with Exhibit B) and utility payments for the prior quarter and that Lessee has otherwise kept the Leased Premises free of all liens, pledges, mortgages, deeds of trust, security interests, leases, subleases, easements, servitudes and other encumbrances of any kind or nature.

Section 24.     Governing Law.

This Agreement shall be deemed in all respects to have been created and entered into under the laws of the State of Oklahoma except that for disputes relating to real property the laws of the State where the Leased Premises is located shall govern. The venue of any claim, dispute or legal action arising out of or from this Agreement shall be the state or federal courts within the State of Oklahoma.

Section 25.     Entire Agreement.

This Agreement (and any exhibits and schedules attached hereto) contains the entire agreement between the parties. No modifications to this Agreement not included herein shall be valid or binding upon the parties unless made in writing and signed by authorized representatives of each party.

Section 26.     Headings.

All headings used in this Agreement are for convenience only, and the headings shall not be used to interpret or construe the intent of this Agreement.

Section 27.    Severability.

It is understood and agreed by the parties that if any part, term, or provision of this Agreement is held by the courts to be illegal or in conflict with any law, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular part, term or provision held to be invalid.

Section 28.     Binding Effect.

Each and all of the covenants, terms, and conditions of this Agreement shall extend to and firmly bind the successors, trustees, legal representatives, receivers, and assigns of the parties as though the parties were themselves bound.

Section 29.    Agreement Terms Confidential.

The terms and conditions of this Agreement, including any exhibits and schedules to this Agreement, shall be kept in confidence unless otherwise mutually agreed to in writing.

Section 30.    Title to Leased Premises; Condition of Improvements.

Lessor hereby represents and warrants to Lessee that it has good and marketable title to each Facility subject only to (i) the restrictions, covenants, conditions, easements, servitudes, liens and other encumbrances to title to such Facility (collectively, "Encumbrances") that are identified in the applicable Owner's Policy of Title Insurance listed on Exhibit C attached hereto; (ii) liens in favor of Wachovia Bank, National Association, as Administrative Agent, which liens secure various obligations under and in connection with the Amended and Restated Credit Agreement dated as of February 20, 2008, as amended, among SemGroup Energy Partners, L.P., Wachovia Bank, National Association, as Administrative Agent, L/C Issuer and Swing Line Lender, Bank of America, N.A., as Syndication Agent, the other lenders and agents from time to time party thereto, and the other Security Documents and Loan Documents referenced therein; (iii) rights of third parties to the Leased Premises as set forth in that certain Access and Use Agreement entered into on April 7, 2009 to be effective as of 11:59 PM CDT March 31, 2009 between SemMaterials, L.P., an Oklahoma limited partnership, and SMEP (the "Access and Use Agreement"); (iv) rights of third parties as set forth in that certain Terminalling and Storage Agreement entered into on April 7, 2009 to be effective as of 11:59 PM CDT March 31, 2009 between SemMaterials, L.P ., an Oklahoma limited partnership, and SMEP (the "Terminalling and Storage Agreement"); (v) taxes not yet due or payable or which are being contested in good faith, and mechanic's, materialman's, supplier's, vendor's or similar liens arising in the ordinary course of business securing amounts that are not delinquent or past due or that are being contested in good faith; and (vi) any other Encumbrances or title defects which do not, individually or in the aggregate, materially and adversely affect the value of the leasehold estate granted herein or the ability of Lessee to use the applicable Facility for the purposes permitted under this Agreement (collectively, the "Permitted Encumbrances"). Lessor further represents and warrants that on the Effective Date of this Agreement, all tanks, fixtures and equipment included in the Leased Premises are in good working order; Lessor's representation and warranty as set forth in this sentence shall expire at 5:00 P.M. Central Standard Time on May 19, 2009, except to the extent claims have been made by such time, and Lessor shall have no liability thereafter to Lessee by reason of a breach of said representation and warranty.

Section 31.    Quiet Enjoyment.

Lessor covenants that if Lessee shall pay rent due hereunder and perform all of its obligations hereunder, Lessee shall, for the term of this Agreement, freely, peaceably and quietly occupy and enjoy the full possession of the Leased Premises without interruption or hindrance by Lessor, its agents or employees.

Section 32.     Rights of First Refusal; Right of First Offer.

32.1    Subject to the terms and conditions set forth below (including, without limitation, Section 32.3), if Lessor proposes or intends to sell any Facility(s) (the "Term Offered Facilities") to a third party during the Term of this Agreement then Lessee shall have the right to purchase the Term Offered Facilities (the "Term First Refusal Right") on the following terms and conditions:

(a)    If Lessor executes a contract or letter of intent to sell the Term Offered Facilities to a Third Party, which transaction is expected to close during the Term of this Agreement, Lessor shall provide Lessee with written notice setting forth the Term Offered Facilities, the proposed sale price and other material terms and conditions upon which Lessor intends to sell the Term Offered Facilities to a third party (the "Term ROFR Notice"). Within 30 days after it receives the Term ROFR Notice (the "Term ROFR Period"), Lessee may deliver written notice (the "Term Exercise Notice") to Lessor that Lessee is exercising its Term First Refusal Right and will purchase the Term Offered Facilities for the price and upon the terms and conditions contained in the Term ROFR Notice. If Lessee does not deliver the Term Exercise Notice to Lessor during the Term ROFR Period, then Lessor shall thereafter be free to sell the Term Offered Facilities to a third party substantially on the terms and conditions contained in the Term ROFR Notice.

(b)    Notwithstanding anything to the contrary contained herein, the Term First Refusal Right shall not apply to any mortgage of the Leased Premises or the Facilities or any portion thereof to secure the repayment of borrowings by Lessor or any of its Affiliates. A foreclosure sale by such lender shall not be a sale to which the Term First Refusal Right shall be applicable, and upon any such foreclosure sale the Term First Refusal Right shall terminate automatically and be of no further force or effect notwithstanding the existence of, or any term contained in, any non-disturbance agreement from Lessor's lenders. In clarification of the foregoing, after any such foreclosure sale, the Term First Refusal Right shall never apply. In the event of a foreclosure sale, to the extent that Lessor receives notice thereof, Lessor shall provide Lessee notice of such sale, including the date, time and place of sale, if known by Lessor; such notice to be provided by Lessor within five (5) business days following Lessor's receipt of such information, if any. As used herein, "foreclosure sale" shall include a conveyance in lieu of foreclosure. It is the intention of the parties that the Term First Refusal Right be subordinate to any mortgage presently encumbering the Leased Premises and the Facilities.

32.2    Subject to the terms and conditions set forth below (including, without limitation, Section 32.3), if Lessor proposes or intends to sell or lease any Facility(s) (the "Expiration Offered Facilities") commencing upon the expiration of the Term of this Agreement, then Lessor shall give written notice to Lessee no later than one-hundred and twenty (120) days prior to the expiration of the Term of this Agreement (the "Expiration ROFO Notice"). Within five (5) business days after the receipt of the Expiration ROFO Notice, Lessee may elect to exercise its rights of first offer by delivering a notice of exercise ("Expiration Exercise Notice") to Lessor. During the 30-day period following receipt of the Expiration Exercise Notice (the "Expiration ROFO Period"), Lessee shall have the right to make an offer to Lessor for the purchase or lease, as applicable, of such Expiration Offered Facilities (the "Initial Offer"). Lessor shall consider the Initial Offer and any other offers for any or all of the Expiration Offered Facilities in good faith and shall select the offer(s) that Lessor deems most attractive in its sole discretion, or no offer. If Lessor selects an offer(s) other than the Initial Offer or no offer, it shall give written notice to Lessee that it has not selected the Initial Offer (the "Rejection Notice"). Lessee shall have the right to submit a revised offer (the "Last Look Offer") to Lessor for the Expiration Offered Facilities within five (5) business days after receipt of the Rejection Notice. Lessor shall consider the Last Look Offer and any other offers for any or all of the Expiration Offered Facilities in good faith and shall select the offer(s) that Lessor deems most attractive in its sole discretion, or no offer. For the avoidance of doubt, Lessor shall not be required to provide, and Lessee shall not have the right to know, the terms or conditions of any other offer for any or all of the Expiration Offered Facilities. If Lessee does not deliver (i) the Expiration Exercise Notice to Lessor within five (5) business days after receipt of the Expiration ROFO Notice or (ii) the Initial Offer or the Last Look Offer to Lessor within the time periods specified above, then Lessor shall thereafter be free to sell or lease any or all of the Expiration Offered Facilities to a third party or parties on such terms and conditions as it may deem appropriate.

32.3    The obligation of Lessor to provide the Term ROFR Notice, the Expiration ROFO Notice and the corresponding rights of Lessee contained in this Section 32, including, without limitation, the Term First Refusal Right and the right to make the Initial Offer and the Last Look Offer, shall only apply if Lessee is not in default under this Agreement. In addition, the rights and obligations in this Section 32, including, without limitation, the Term First Refusal Right, shall not apply to any proposed sale or lease of more than two-thirds of the total asphalt facilities owned or leased by Lessor in a single transaction or a series of related transactions (collectively, a "Transfer") or to the proposed sale or lease of any Facility in connection with any such Transfer.

Section 33.     Memorandum of Lease.

Promptly upon execution of this Agreement, Lessor and Lessee shall execute and deliver a memorandum of this Agreement in form reasonably satisfactory to Lessor and Lessee for recording in the land records of the jurisdictions in which the Leased Premises are located.

Section 34.     No Conflicts.

The execution, delivery and performance by SMEP and SGLP Asphalt of this Agreement does not and will not (a) violate the certificate of formation or limited liability company operating agreement of SMEP or SGLP Asphalt, (b) violate or result in a material default, or require any consent or approval, under (x) any agreement, contract or instrument to which SMEP or SGLP Asphalt is a party or to which any of the Facilities are subject, (y) any judgment, writ, order, injunction or decree of any court that is applicable to SMEP, SGLP

Asphalt, or any of the Facilities, or (z) any applicable law, which violation or default or failure to have such consent or approval in the case of clauses (x) through (z) would have a material adverse effect on the ability of Lessee to conduct its normal business operations on the Leased Premises.

Section 35.     Transition Services.

Lessor is party to that certain Transition Services Agreement, dated April 7, 2009 and effective as of 11:59 p.m. CDT March 31, 2009, by and between SemGroup Energy Partners, L.P., SemGroup Energy Partners, L.L.C., SemGroup Crude Storage, L.L.C., SemPipe G.P., L.L.C. SemPipe, L.P., SemMaterials Energy Partners, L.L.C. and SGLP Asphalt L.L.C., SemCrude, L.P., SemGroup, L.P., SemMaterials, L.P. and SemManagement, L.L.C. (the "TSA"). From the Effective Date until June 30, 2009, Lessor agrees that any Services (as defined in the TSA) provided by Service Provider (as defined in the TSA) pursuant to Exhibit C of the TSA for the Facilities leased under this Agreement will be provided to Lessor for the benefit of Lessee, and Lessor agrees that it will not breach the TSA with respect to such Services. Lessor and Lessee agree to communicate and cooperate with each other in good faith regarding the provision of such Services. In addition, Lessor shall use its commercially reasonable efforts to enforce any of its rights under the TSA as reasonably requested by Lessee relating to such Services. Such Services shall include the transition of phone lines, data lines, utilities, compliance programs and software to the extent such Services are provided pursuant to Exhibit C of the TSA. Lessee shall reimburse Lessor promptly, but no later than thirty (30) days after its receipt of the an invoice from Lessor, for any costs and expenses incurred by Lessor relating to the Services, including any amounts payable by Lessor to Service Provider (as defined in the TSA) for such Services.

Section 36.     Agreements with SemMaterials, L.P.

Lessor will remit any payments it receives from SemMaterials, L.P. under the Terminalling and Storage Agreement that relate to the Facilities leased under this Agreement for periods commencing after the Effective Date. In addition, Lessor shall use its commercially reasonable efforts to enforce any of its rights under the Terminalling and Storage Agreement or the Access and Use Agreement as reasonably requested by Lessee; provided, that if Lessor incurs any costs or expenses in connection with the enforcement of such rights, Lessee shall reimburse Lessor promptly, but no later than thirty (30) days after its receipt of an invoice from Lessor, for such amounts. Lessor and Lessee agree to communicate and cooperate with each other in good faith regarding the enforcement of any rights under such agreements reasonably requested by Lessor.

Section 37.    Counterparts.

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be deemed one and the same instrument.

[Signature page follows.]

This Agreement has been executed by the authorized representatives of each Party as indicated below to be effective as of the Effective Date.

LESSOR:

SEMMATERIALS ENERGY PARTNERS, L.L.C.

By:	/s/ Alex Stallings
Name:	Alex Stallings
Title:	CFO

SGLP ASPHALT, L.L.C.

By:	/s/ Alex Stallings
Name:	Alex Stallings
Title:	CFO

[Signature Page to Master Facilities Lease Agreement]

LESSEE:

ERGON ASPHALT & EMULSIONS, INC.

By:	/s/ J. Baxter Burns
Name:	J. Baxter Burns, II
Title:	Executive Vice President

[Signature Page to Master Facilities Lease Agreement]

EXHIBIT A-1
FACILITIES
AUSTIN, TX

BEING 3.29 ACRES OF LAND, MORE OR LESS, OUT OF AND A PART OF TRACT 5-B, OF SUBDIVISION OF THE MRS. A.B. PAYTON ESTATE, A PORTION OF THE JAMES P. WALLACE LEAGUE, IN TRAVIS COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT THEREOF RECORDED IN/UNDER BOOK 3, PAGE 259 OF THE PLAT RECORDS OF TRAVIS COUNTY, TEXAS, SAID 3.29 ACRE TRACT BEING OUT OF 5.58 ACRES AS DESCRIBED IN/UNDER VOLUME 2274, PAGE 504 OF THE REAL PROPERTY RECORDS OF TRAVIS COUNTY, TEXAS, SAID 3.29 ACRE TRACT BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS, TO-WIT:

BEGINNING AT A 1/2 INCH IRON ROD FOUND ON THE WESTERLY RIGHT-OF-WAY LINE OF THE MISSOURI PACIFIC RAILROAD, SAID POINT ALSO BEING THE NORTHEAST CORNER OF LOT THREE (3) OF THE ATRIUM, A SUBDIVISION RECORDED IN VOLUME 83, PAGE 125C OF THE PLAT RECORDS OF TRAVIS COUNTY, STATE OF TEXAS; THENCE NORTH 61° 07' 47" WEST, ALONG THE NORTHERLY LINE OF SAID LOT 3 (PLAT CALL IS NORTH 61° 06' 34" WEST), A DISTANCE OF 403.53 FEET (PLAT CALL IS 403.29 FEET), TO A FOUND 1/2 INCH IRON ROD AT THE NORTHWEST CORNER OF SAID LOT 3, SAID NORTHWEST CORNER ALSO BEING IN THE EASTERLY RIGHT-OF-WAY LINE OF MO-PAC EXPRESSWAY; THENCE NORTHEASTERLY ALONG SAID EASTERLY RIGHT-OF-WAY LINE, ALONG A CURVE TO THE RIGHT, WITH A CHORD BEARING OF NORTH 41° 58' 04" EAST, A CHORD DISTANCE OF 358.93
FEET, A RADIUS OF 627.07 FEET, AND AN ARC DISTANCE OF 364.01 FEET TO A FOUND TEXAS DEPARTMENT OF TRANSPORTATION (TXDOT) BRASS MONUMENT; THENCE CONTINUING ALONG SAID EASTERLY RIGHT-OF-WAY LINE, NORTH 58° 37' 22" EAST, A DISTANCE OF 97.65 FEET TO A FOUND 3/4 INCH IRON ROD ON THE SOUTHERLY LINE OF A TRACT CONVEYED TO JOHN JOSEPH, RECORDED IN VOLUME 3365, PAGE 1163 OF THE DEED RECORDS OF TRAVIS COUNTY, STATE OF TEXAS, FROM WHICH BEARS A FOUND 3/4 INCH BOLT NORTH 58° 38' 17" EAST, A DISTANCE OF 84.82 FEET; THENCE SOUTH 61° 11' 45" EAST, ALONG SAID SOUTHERLY LINE, A DISTANCE OF 204.56 FEET TO A FOUND 1/2 INCH IRON ROD IN THE WESTERLY RIGHT-OF-WAY LINE OF THE MISSOURI PACIFIC RAILROAD, FROM WHICH BEARS A FOUND 1/2 INCH BOLT, NORTH 19° 49' 45" EAST, A DISTANCE OF 75.00 FEET; THENCE SOUTH 19° 49' 34" WEST, ALONG SAID WESTERLY RIGHT-OF-WAY LINE, A DISTANCE OF 440.07 FEET TO THE POINT OF BEGINNING.

DODGE CITY, KS

Lots 1, 2, 3, 4, 5 and 6, Block 1, Gremar Addition, a subdivision of part of the North Half (N/2) of the Northwest Quarter (NW/4) of Section 32, Township 26 South, Range 24 West of the 6th P.M., Ford County, Kansas.

ENNIS, TX

TRACT I:

All that certain lot, tract or parcel of land situated in the City of Ennis, Ellis County, Texas, and being part of the Claiborne Garrett Survey Abstract 383, and also being a portion of Lot 1 of Koch Subdivision, an addition to the City of Ennis, as recorded in Cabinet C, Slide 30, Map Records of Ellis County, and being more particularly described as follows:

BEGINNING at a 1/2 inch iron rod found for comer in the westerly right-of-way line of Old Highway 75 (an unknown width public right-of-way) at the northeasterly corner of said Lot 1;

THENCE in a southerly direction along said westerly line of Old Highway 75 and along a curve to the left whose chord bears South 32 degrees 09 minutes 15 seconds East a distance of 336.57 feet and having a radius of 2924.79 feet, a central angle of 06 degrees 36 minutes 49 seconds and an arc length of 336.76 feet to a point for comer in the northerly line of a gravel road;

THENCE in a westerly and southwesterly direction along the northerly and northwesterly line of said public street the following calls:

South 55 degrees 48 minutes 50 seconds West a distance of 145.17 feet to a point for corner;

South 61 degrees 59 minutes 19 seconds West a distance of 230.94 feet to a point for corner;

South 48 degrees 06 minutes 08 seconds West a distance of 130.41 feet to a point for corner;

South 26 degrees 39 minutes 28 seconds West a distance of 55.10 feet to a point for corner;

THENCE North 29 degrees 14 minutes 07 seconds West a distance of 136.56 feet to a point for corner being the beginning of a curve to the right;

THENCE in a northerly direction along said curve to the right having a radius of 413.39 feet, a central angle of 17 degrees 49 minutes 00 seconds and an arc length of 128.55 feet to a point for corner being the end of said curve;

THENCE North 11 degrees 25 minutes 07 seconds West a distance of 74.33 feet to a point for a corner;

THENCE North 61 degrees 25 minutes 18 seconds East a distance of 78.60 feet to a point for corner;

THENCE North 11 degrees 25 minutes 07 seconds West a distance of 79.73 feet to a point for corner in the northerly line of said Lot 1;

THENCE North 61 degrees 33 minutes 18 seconds East along the northerly line of said Lot 1 a distance of 388.52 feet to the POINT OF BEGINNING and containing 178,541 square feet or 4.0987 acres, more or less.

TRACT II

ALL that certain lot, tract or parcel of land being situated in the CLAIBORNE GARRETT SURVEY, ABSTRACT NUMBER 383, City of Ennis, Ellis County, Texas, and being those same parcels as conveyed to Owens Coming Composite Materials LLC, warranty deed recorded in Volume 2279, Page 275, Official Public Records, Ellis County, Texas, and being described as Tract Two - Tract One and Tract Two herein, with Tract Three being a portion of LOT 1, KOCH SUBDIVISION, an Addition to the City of Ennis, Ellis County, Texas, according to the Plat thereof recorded in Cabinet C, Slide 30, Map Records, Ellis County, Texas, and all being more particularly described by metes and bounds as follows:

PARCEL ONE:

BEGINNING at a point for corner at the intersection of the southerly right-of-way line of Cedar Road (an apparent 50 foot wide public right-of-way) and the westerly right-of-way line of Old Highway 75 (an unknown width public right-of-way), said point also being on a curve whose radius point bears North 71 degrees 37 minutes 54 seconds East, a distance of 2924.79 feet;

THENCE Southerly, with said curve and said westerly right-of-way line, passing a found 1/2 inch iron rod at 0.28 feet, continuing through a central angle of 09 degrees 18 minutes 48 seconds, an arc distance of 4 475.42 feet to a point for corner being the northeast corner of Lot 1 of Koch Subdivision as filed in Cabinet C, Slide 30, Map Records of Ellis County, Texas;

THENCE South 61 degrees 25 minutes 18 seconds West, departing said right-of-way line, a distance of 498.40 feet to a point for corner on the easterly right-of-way line of the Texas Midland Railroad Company property (a 30 foot wide railroad right-of-way);

THENCE North 11 degrees 25 minutes 07 seconds West, along said railroad right-of-way, a distance of 494.35 feet to a point for corner;

THENCE North 61 degrees 25 minutes 18 seconds East, a distance of 388.81 feet to the POINT OF BEGINNING and containing 206,786 square feet or 4.7472 acres of land, more or less.

PARCEL TWO

Being a tract or parcel of land situated in the City of Ennis, Ellis County, Texas, and being part of the Claiborne Garrett Survey Abstract 383, and also being a portion of Lot 1 of Koch Subdivision, an addition to the City of Ennis as recorded in Cabinet C, Slide 30 of the Map Records of Ellis County, and being more particularly described as follows:

BEGINNING at a point for corner at an iron rod set in the Northwesterly line of a public street said point being the southwesterly corner of said Lot 1;

THENCE North 29 degrees 14 minutes 07 seconds West along the westerly line of said Lot 1 a distance of 156.88 feet to a point for corner being the beginning of a curve to the right;

THENCE in a Northerly direction continuing along said westerly line and along said curve to the right having a radius of 443.39 feet, a central angle of 17 degrees 49 minutes 00 seconds, and an arc length of 137.88 feet to a point for comer being the end of said curve;

THENCE North 11 degrees 24 minutes 13 seconds West continuing along said westerly line a distance of 145.08 feet to a point for corner;

THENCE North 61 degrees 25 minutes 18 seconds East along the northerly line of said Lot 1 a distance of 109 .88 feet to a point for corner;

THENCE South 11 degrees 25 minutes 07 seconds East a distance of 79.73 feet to a point for corner;

THENCE South 61 degrees 25 minutes 18 seconds West a distance of 78.60 feet to a point for corner;

THENCE South 11 degrees 25 minutes 07 seconds East a distance of 74.33 feet to the beginning of a curve to the left;

THENCE in a southerly direction along said curve to the left having a radius of 413.39 feet, a central angle of 17 degrees 49 minutes 00 seconds, an arc length of 128.55 feet to a point for corner being the end of said curve;

THENCE South 29 degrees 14 minutes 07 seconds East a distance of 136.56 feet to a point for corner in a gravel road;

THENCE South 26 degrees 39 minutes 28 seconds West along the northwesterly line of said gravel road, a distance of 36.24 feet to the POINT OF BEGINNING and containing 18,881 square feet or 0.4334 acres of land, more or less.

TRACT III:

Easement Estate created in Easement dated June 7, 1977, recorded in Volume 610, Page 906, Deed Records, Ellis County, Texas; as affected by Assignment and Assumption of Easement dated December 31, 2007, filed January 16, 2008, recorded under Volume 2362, Page 2045 of the Real Property Records of Ellis County, Texas.

FONTANA, CA

All that certain real property situated in the County of San Bernardino, State of California, described as follows:

Parcel No. 1:

The West 198 feet of that portion of Lot 942, described as follows: All that portion of Lot 942, according to map showing subdivisions of lands belonging to the SEMI-TROPIC LAND AND WATER COMPANY, in the City of Fontana, County of San Bernardino, State of California, as per plat recorded in Book 11 of Maps, Page 12, records of San Bernardino County, lying East of line that is 40 feet East of the East line of the railway line of the Southern Pacific Railroad right of way, Declez Spur, as described in documents recorded in Book 78 of Deeds, Page 71, records of San Bernardino County. Areas and distance computed to street centers as shown on said Map; containing 3.0 acres, more or less.

Parcel No. 2:

That portion of a vacated street formerly known as Live Oak Avenue, lying West of the West line of Lot 942, according to map showing subdivision of lands belonging to the SEMI-TROPIC LAND AND WATER COMPANY, in the City of Fontana, County of San Bernardino, State of California, as per plat recorded in Book 11 of Maps, Page 12, records of said San Bernardino County, said street being 40 feet wide and abandoned and vacated by a resolution of the City of Fontana, recorded December 12, 1966, as Document No. 583; of Official Records.

HALSTEAD, KS

Lots 1 and 2, Block 1, Industrial Park, an addition to the City of Halstead, Harvey County, Kansas.

LAS VEGAS, NV

All that certain real property situated in the County of Clark, State of Nevada, described as follows:

PART ONE (1):

That portion of the West half (W 1/2) of the Southeast quarter (SE 1/4) of the Southeast quarter (SE 1/4) of the Northeast quarter (NE 1/4) of Section 31, Township 21 South, Range 61 East, M.D.M., lying Northerly of the Northerly boundary of the Union Pacific Railroad right of way.

EXCEPT the interest in the Northerly thirty (30) feet of said land conveyed to Clark County for road purposes by deed recorded January 3, 1962 in Book 335 Doc/Inst. No. 270990, Official Records, Clark County, Nevada.

APN: 162-31-605-001

LAWTON, OK

Lot 1, Block 3, Lawton Industrial Park Part II, an addition to the City of Lawton, Oklahoma, Comanche County, Oklahoma, which Lot is described in the Warranty Deed recorded in Book 1450, page 38, as follows:

A tract of land described as beginning at a point on the south right of way line of the Burlington Northern Railroad, said point being 3,216.47 feet North 00°24'28" East and 977.856 feet North 85°01'03.47" West of the Southeast Corner of the Southwest Quarter of Section 31, Township 2 North, Range 12 West, I.M., Comanche County, Oklahoma;

THENCE South 00°21'22" West a distance of 382 feet;

THENCE North 89°38'38" West a distance of 320 feet;

THENCE North 00°21'22" East a distance of 215 feet;

THENCE North 33°59'11.39" West a distance of 261.236 feet;

THENCE in an easterly direction along a curve to the left having a radius of 5779.578 feet a distance of 354.065 feet;

THENCE South 85°01'03.47" East a distance of 115.935 feet to the point of beginning.

LITTLE ROCK, AR

Part of the West half (W 1/2) of the Northwest Quarter (NW 1/4), Northeast Quarter (NE 1/4), Section Thirty-Five (35), Township 1 North, Range 12 West, Pulaski County, Arkansas, more particularly described as follows: starting at the Northwest corner of said NE 1/4, Section 35; thence South 0 degrees 5 minutes West 326.95 feet deeded (South 1 degrees 45 minutes 29 seconds West 326.95 feet measured) along the North-South center line of Section 35 to the point of beginning; thence South 89 degrees 53 minutes East 659.8 feet deeded (South 88 degrees 12 minutes 50 seconds East 659.80 feet measured) to a point; thence South 0 degrees 03 minutes East 328.2 feet deeded (South 1 degrees 45 minutes 15 seconds West 328.20 feet measured) to a point; thence North 89 degrees 47 minutes West 660.6 feet deeded (North 88 degrees 06 minutes 20 seconds West 659.82 feet measured) to a point; thence North 0 degrees 05 minutes East 326.95 feet deeded (North 1 degrees 45 minutes 29 seconds East 326.95 feet measured) along the North-South center line of Section 35, to the point of beginning.

MEMPHIS (EM), TN

PARCEL 1:

Lots 109 and 110 of the Memphis and Shelby County Port Commission's Industrial Subdivision, as shown on record in Plat Book 17, Page 2, in the Register's Office of Shelby County, Tennessee, to which plat reference is hereby made for a more particular description of said property.

PARCEL 2:

Lot 111 of the Memphis and Shelby County Port Commission's Industrial Subdivision, as shown on record in Plat Book 17, Page 2, in the Register's Office of Shelby County, Tennessee, to which plat reference is hereby made for a more particular description of said property.

READING, PA

PREMISES A:

ALL THAT CERTAIN tract or parcel of land situate in the Township of Muhlenberg County of Berks and Commonwealth of Pennsylvania, and being more fully bounded and described as follows, to wit:

BEGINNING at a point in line of property of Windsor Service, Inc., said point being 500.68 feet more or less East of the centerline of Traffic Route 61, formerly Route 122, known as the Pottsville Pike, said point being also in the northerly line of property conveyed by L.H. Focht & Son, Inc., to Windsor Service, Inc., by Deed dated September 12, 1961, in Deed Book Volume 1395, page 830; thence along property of Windsor Service, Inc., North 22 degrees 45 minutes 45 seconds East, a distance of 563.12 feet more or less and North 21 degrees 03 minutes 34 seconds West, a distance of 100.00 feet more or less to a point in line of property of L.H. Focht & Son, Inc.; thence along same North 68 degrees 56 minutes 26 seconds East, a distance of 642.087 feet more or less to a point in the westerly right of way line of the Schuylkill Division of the Pennsylvania Railroad; thence along same South 8 degrees 28 minutes West, a distance of 77.145 feet to a Pennsylvania Railroad Monument, and South 9 degrees 28 minutes West, a distance of 777 .58 feet more or less to an iron pin in line of property of Windsor Service, Inc.; thence along same South 89 degrees 30 minutes West, a distance of 642.45 feet more or less to the place of Beginning.

CONTAINING in area 9.5 acres of land, more or less.

PREMISES B:

ALL THAT CERTAIN lot or piece of ground, with the buildings and improvements thereon erected, situate in the Township of Muhlenberg, County of Berks and Commonwealth of Pennsylvania, described according to a survey thereof made by William H. Dechant & Sons, dated December 31, 1921, as follows, to wit:

BEGINNING at an iron pin in the middle of Centre Turnpike Fifty feet Southeastward, measured on a radial line from the center line of a siding leading from the Philadelphia and Reading Railway into a Quarry, known as Gehret's Quarry; thence in a general Eastward direction, concentric with and fifty feet radially from the center line of said siding, by a curve to the right, having a radius of Two hundred and Ninety-eight feet five and three-eighths inches, an arc distance of Two hundred and Fifty-eight feet nine inches to a point; thence through land of Reading Company South 02 degrees 45 minutes West Three hundred and twenty-seven feet eight and three-eighths inches to a point; and North 87 degrees 15 minutes West Two hundred and fifty feet eight and one-eighths inches to an iron pin in the middle of the Turnpike, aforesaid, and thence along the middle of said
Turnpike North 02 degrees 45 minutes East 330 feet to the point of beginning.

CONTAINING 2 acres.

PREMISES C:

ALL THAT CERTAIN lot or piece of ground situate in the Township of Muhlenberg, County of Berks and State of Pennsylvania, bounded and described as follows:

BEGINNING at a point in line of Berks Products Corporation; said point being 500.68 feet East of Traffic Route #122, on South side of a 20 ft. wide right of way reservation; thence along property of Windsor Service, Inc., the following bearings and distances; North 0 degrees 30 minutes West 240.73 feet and North 38 degrees

18 minutes 04 seconds East, a distance of 354.93 feet to a point in line of property of Berks Products Corporation; thence along property of Berks Products Corporation South 22 degrees 45 minutes 45 seconds West, a distance of 563.12 feet to the place of beginning.

CONTAINING .614 acres.

PREMISES D:

ALL THAT CERTAIN tract or parcel of land situate in the Township of Muhlenberg, County of Berks and State of Pennsylvania, more particularly bounded and described as follows, to wit:

BEGINNING at a point in the middle of Center Turnpike, locally known as a state highway, Traffic Route 122, said point being a corner in common property now or late of L.H. Focht and Son, Inc., and the herein described premises, thence along property now or late of L.H. Focht and Son, Incorporated, north 68 degrees 56 minutes and 26 seconds east the distance of 734 feet and 8 3/4 inches to a point, thence along property of now or late Berks Products Corporation, south 21 degrees 03 minutes 34 seconds east the distance of 100 feet to a point, thence along the property of now or late Berks Products Corporation, south 38 degrees 18 minutes 04 seconds west the distance of 354.93 feet to a point, thence along property of now or late of Berks Products Corporation south 0 degrees 30 minutes east the distance of 240 feet 8 3/4 inches to a point in line, a property now or late of L.H. Focht and Son Incorporated, thence along the said property now or late of L.H. Focht and Son Incorporated, south 89 degrees 30 minutes west, the distance of 250 feet to a point, a corner of Arthur L. Walborn, thence along property of Arthur L. Walborn, north 0 degrees 30 minutes west the distance of 327 feet 8 3/8 inches to a point, thence still along same by a line curving to the left, having a radius of 298 feet 5 3/8 inches, the distance of 258 feet 9 inches to a point in the aforementioned Center Turnpike, thence along the middle of the said Turnpike north 0 degrees and 30 minutes west, the distance of 22 feet 11 1/8 inches to the place of beginning.

CONTAINING 4 acres 19.7 perches.

RESERVING AND EXCEPTING therefrom, however, unto the said Berks Products Corporation, its successors and assigns, a 20 feet wide right of way along the southern boundary line of the herein conveyed property and extending from property of Arthur L. Walborn to property now or late of Berks Products Corporation, for a distance of 250 feet, more particularly bounded and described as follows:

BEGINNING at a point in line of property now or late of L.H. Focht and Son, Inc., and a corner of the above described tract, thence along property of Arthur L, Walborn, North 0 degrees and 30 minutes West, the distance of 20 feet to a point, thence along the above described tract (leased herein), North 89 degrees and 30 minutes East, the distance of 250 feet to a point in line of property of now or late Berks Products Corporation, thence along property of now or late of Berks Products Corporation, South 0 degrees and 30 minutes East, the distance of 20 feet to a point in line of property now or late of L.H. Focht and Son, Inc., thence along property now or late of L.H. Focht and Son, Inc., South 89 degrees and 30 minutes West, the distance of 250 feet to the place of beginning.

PREMISES E:

ALL THAT CERTAIN tract or piece of ground situate in the Township of Muhlenberg, County of Berks and State of Pennsylvania, bounded and described as follows:

BEGINNING at a drill hole in the center line of Pennsylvania State Highway U.S. Route 122, known as the Pottsville Pike, and in line between lands now or late of G.W. Focht Stone Company and the Texas Oil Company; thence along said line South 86 degrees 36 minutes East, a distance of 1141.34 feet to an iron pin in the westerly right-of-way line of the Schuylkill Valley Division of the Pennsylvania Railroad; thence along the same South 13 degrees 15 3/4 minutes West a distance of 222.79 feet to an iron pin in line of property now or late of Reading Company; thence along the same South 79 degrees 52 minutes West a distance of 877.74 feet to an iron pin; thence still along the same North 3 degrees 24 minutes East a distance of 350 feet to an iron pin; thence still along the same North 86 degrees 36 minutes West a distance of 250 feet to a drill hole in the center line of said Pennsylvania State Highway U.S. Route 122, known as the Pottsville Pike; thence along the same North 03 degrees 24 minutes East a distance of 75 feet to the place of Beginning.

CONTAINING 6 acres and 133.66 perches.

EXCEPTING AND RESERVING therefrom a tract of land containing 8.38 Acres; Koch Properties Site being Lot 2 on Subdivision Plan recorded in Plan Book 240, Page 1, conveyed to New Penn Motor Express, Inc., dated December 15, 1999 in Volume 3161, Page 1778.

The above premises A through E which are contiguous parcels, are further described in accordance with a survey by Ludgate Engineering Corporation dated 3-29-05, Drawing No. D4200405, as follows:

ALL THAT CERTAIN parcel of ground with the improvements thereon situate in Muhlenberg Township, Berks County, Pennsylvania, being on the east side of Pottsville Pike, shown on a plan prepared by Ludgate Engineering Corporation, Plan No. E-4200499, and being more fully bounded and described as follows TO WIT:

BEGINNING at a point in the pavement of Pottsville Pike, a corner of lands of Gary D. and Mary D. Wolfe; thence along lands of Wolfe North 67 degrees 53 minutes 26 seconds East 1044.59 feet to a point, a corner of Lot #2; thence along Lot #2 the sixteen following courses and distances:

1.    South 09 degrees 03 minutes 57 seconds East 406.52 feet to a point.

2.    South 20 degrees 21 minutes 16 seconds West 52.85 feet to a point.

3.    South 61 degrees 17 minutes 05 seconds West 122.29 feet to a point.

4.     South 83 degrees 00 minutes 41 seconds West 81.96 feet to a point.

5.     North 68 degrees 17 minutes 25 seconds West 37.12 feet to a point.

6.     North 37 degrees 16 minutes 56 seconds West 57.59 feet to a point.

7.     South 54 degrees 51 minutes 42 seconds West 10.47 feet to a point, a corner of Lot #1.

8.     South 20 degrees 51 minutes 15 seconds West 49.50 feet to a point.

9.     South 39 degrees 15 minutes 53 seconds West 222.48 feet to a point.

10.     South 37 degrees 22 minutes 09 East 43.29 feet to a point.

11.     South 83 degrees 46 minutes 15 seconds East 38.25 feet to a point.

12.     South 21 degrees 09 minutes 44 seconds East 44.38 feet to a point.

13.     South 15 degrees 50 minutes 35 seconds West 31.38 feet to a point.

14.     South 20 degrees 11 minutes 53 seconds East 158.06 feet to a point.

15.     South 75 degrees 18 minutes 33 seconds West 176.94 feet to a point.

16.	South 14 degrees 41 minutes 27 seconds West 99.99 feet to a bent pipe, a corner of New Penn Motor Express and Giorgio Foods, Inc.

Thence along Giorgio Foods, Inc., the three following courses and distances:

1.     South 75 degrees 18 minutes 33 seconds West 311.46 feet to a point.

2.     North 01 degree 21 minutes 42 seconds West 348.92 feet to an iron pipe.

3.	South 88 degrees 36 minutes 36 seconds West 249.80 feet to a point in the pavement of Pottsville Pike.

Thence in and along Pottsville Pike North 01 degree 18 minutes 04 seconds West 427.93 feet to a point, the place of BEGINNING.

CONTAINING 14.40 Acres.

Tax ID/Parcel No. 66-5309-19-51-9494

BEING THE SAME PREMISES which Koch Materials Company, a Delaware corporation, by Deed dated May 27, 2005, but made effective as of May 31, 2005, and recorded June 7, 2005, in the Recorder of Deeds Office in and for Berks County, PA, in Book 4596, page 1495, granted and conveyed unto SemMaterials, LP, an Oklahoma limited partnership.

SALINA, KS

TRACT A: A tract in the Northwest Quarter (NW 1/4) of the Northeast Quarter (NE 1/4) of Section Eleven (11), Township Fourteen (14) South, Range Three (3) West of the 6th P .M., Saline County, Kansas, which is described as follows:

Beginning at the Northwest corner of said NE/4; thence South along the West line of said NE/4, 378.92 feet; thence East 93.61 feet; thence North 122.22 feet; thence S88°25'00"E, 621.84 feet to the West Right-of-Way Line of Dry Creek Channel; thence N05°22'00"E 272.80 feet to the North line of said NE/4; thence N89°49'26" W along said North line 740.73 feet to the point of beginning; said property including all or a substantial portion of portion of Lot Five (5), Block One (1), Final Plat of Hixson-Lehenbaurer Subdivision PUD, Saline County, Kansas.

As measured:

Beginning at the Northwest corner of said NE/4; thence South along the West line of said NE/4, 378.69 feet; thence East 93.66 feet; thence North 122.11 feet; thence S88°31'47"E, 621.79 feet to the West Right-of-Way line of Dry Creek Channel; thence N05°24'37"E, 271.50 feet to the North line of said NE/4; thence N89°49'26"W along said North line 741.03 feet to the point of beginning; said property including all or a substantial portion of Lot Five (5), Block One (1), Final Plat of Hixson-Lehenbaurer Subdivision PUD, Saline County, Kansas.

TRACT B: A tract of land in the South Half of Section 2, Township 14 South, Range 3 West of the 6th Principal Meridian in Saline County, Kansas more particularly described as follows:

Beginning at the SW Corner of the SE 1/4 of Section 2, Township 14 South, Range 3 West; thence east along the south line of said SE 1/4 of an assumed bearing of N89°15'14"E a distance of 1270.13 feet to the center of the old channel of Dry Creek; thence along center of the channel of Dry Creek on the following described courses; 1. N02°33'00"E, 37.00 feet; 2. Nl4°02'00"W, 50.00 feet; 3. N29°34'00"W, 60.00 feet; 4. N54°55'00"W, 47.00 feet; 5. N58°46'00"W, 46.00 feet; 6. N87°32'00"W, 59.00 feet; 7. S76°50'00"W, 32.00 feet; 8. S68°24'00"W, 120.00 feet; 9. N59°38'00"W, 45.00 feet; 10. N33°27'00"W, 184.00 feet; 11. Nl6°40'00"E, 114.00 feet; 12. N06°13'00"W, 112.00 feet; 13. N30°57'00"E, 47.00 feet; 14. N67°30'00"E, 57.00 feet; 15. N38°57'00"E, 43.00 feet; 16. N37°03'00"W, 38.00 feet; 17. N64°4l'00"W, 96.00 feet; 18. N46°53'00"W, 54.00 feet; 19. Nl3°37'00"W, 87.00 feet; 20. N20°27'00"E, 56.00 feet; 21. N57°56'00"E, 45.00 feet; 22. N78°05'00"E, 54.00 feet; 23. S79°04'00"E, 70.00 feet; 24. S71°11'00"E, 170.00 feet; 25. S74°29'00"E, 72.00 feet; 26. S23°36'00"E, 52.00 feet; 27. S0l 043'00"W, 40.00 feet; 28. Sl3°54'00"W, 148.00 feet; 29. S05°18'00"E, 62.00 feet; 30. S47°00'00"E, 45.00 feet; 31. S71°48'00"E, 87.00 feet; 32. S88°10'00"E, 40.00 feet; 33. N49°00'00"E, 31.00 feet; 34. N39°20'00"E, 59.00 feet; 35. N00°18'00"E, 45.00 feet; 36. N03°28'00"W, 121.00 feet; 37. Nl0°48'00"E, 102.00 feet; 38. Nl0°12'00"E, 120.00 feet; 39. N04°06'00"W, 24.71 feet; thence leaving the center of the channel of Dry Creek S89°15'14"W, 1714.94 feet to a point on the Easterly right-of-way of the Union Pacific Railroad; thence S 11°37'44"E, along said Easterly right-of-way 962.19 feet to a point on the South line of the SW 1/4 of said Section 2; thence N89°36'26"E, 108.58 feet back to the Point of Beginning.

NORTH SALT LAKE CITY, UTAH

PARCEL 1:

A parcel of land lying in the Southeast Quarter of Section 35, Township 2 North, Range 1 West, Salt Lake Base and Meridian, being more particularly described as follows:

Commencing at a point North 1830.40 feet and West 747.0 feet from the Southeast corner of said Section 35; and running thence South 8° 49'35" West 403.76 feet to the beginning of a curve to the right, having a central angle of 58° 28'40", a radius of 358.10 feet; thence along the arc of said curve 365.49 feet to the point of tangent; thence South 89° 53'35" West 81.93 feet; thence North 0° 06'25" West 569.73 feet to the Southerly right of way of Moss Street; thence North 89° 53'35" East 449.18 feet to the point of beginning.

Parcel ID# 06-086-0032

PARCEL 2:

A parcel of land which lies within the Southeast Quarter of Section 35, Township 2 North, Range 1 West, Salt Lake Base and Meridian, said parcel being more particularly described as follows:

Beginning at a point which lies North 1830.40 feet and West 1196.18 feet from the Southeast corner of said Section 35, said point also lies on the South right-of-way line of 1100 North Street (Moss Street by deed); and running thence South 89° 53'35" West along said right of way line 102.29 feet; thence South 00° 06'25" East 155.71 feet; thence South 89° 53'35" West 280.00 feet; thence South 00° 06'25" East 414.02 feet; thence North 89° 53'35" East 382.29 feet; thence North 00° 06'25" West 569.73 feet to the point of beginning.

Above described parcel 2 contains 4.00 acres, more or less. Parcel 2 is subject to right-of-way for road and railroad purposes over the South 22.50 feet.

Parcel ID# 06-086-0072

PARCEL 3:

Beginning at a point North 1830.40 feet and West 1196.18 feet and South 89°53'35" West 102.29 feet, (Deed= West 1298.47 feet) from the Southeast corner of Section 35, Township 2 North, Range 1 West, Salt Lake Meridian; said point also lies on the South right of way line of 1100 North Street (Moss Street); and running thence along said street North 89°53'35" West 280.70 feet; thence South 0°06'25" West 155.71 feet; thence South 89°53'35" East 280.00 feet; thence North 0°06'25" East 155.71 feet to point of beginning.

Above described parcel contains 1.00 Acres, more or less.

Parcel ID # 06-086-0071

WOODS CROSS, UTAH

Beginning on the South line of a street at a point South 89°45'00" East 352.96 feet along the monument line and South 09°18'45" West 33.42 feet and South 89°45' East 1148.53 feet from the center line intersection of 1500 South and 1100 West Streets (said intersection being further described as North: 925,985.92 feet, East: 1,886,318.26 feet, Utah State Coordinate System (Central Zone)) and running thence South 89°45'00" East 129.86 feet along said street to the West line of O.S.L. Railroad Right-of-Way, thence South 14°55'15" West 1297.14 feet along said right-of-way line of Section 25, Township 2 North, Range 1 West, Salt Lake Base and Meridian; thence North 89°42'56" West along said section line 1149.91 feet to the East right-of-way line of the Denver Rio Grande Railroad which point is North 89°42'56" West 104.12 feet from the Southeast corner of Section 26, Township 2 North, Range 1 West, Salt Lake Base and Meridian; thence North 09°18'45" East 861.41 feet along said right-of-way to a point of curvature to a 288.34-foot radius curve to the right and the centerline of a railroad spur; thence along said centerline for an arc distance of 274.62 feet (central angle = 54°34'12" chord bearing and distance = North 62°30' 14" East 264.36 feet); thence South 89°40'01" East 325.17 feet; thence South 0°22'09" West 19.60 feet; thence South 89°40'01" East 101.00 feet; thence North 0°22'09" East 19.60 feet; to the centerline of a railroad spur; thence South 89°40'01" East 409.16 feet along said spur to a point of curvature to a 326.71-foot radius curve to the left; thence along the arc of said curve for a distance of 99.57 feet (central angle = 17°27' 44" chord bearing and distance = North 82°39'50" East 99.19 feet); thence North 9°49'13" East 272.34 feet to the point of beginning.

Boundary Description

A parcel of land situated in the Southwest quarter of Section 25 and the Southeast quarter of Section 26, Township 2 North, Range 1 West, Salt Lake Base and Meridian, being more particularly described as follows:

Beginning at the Southwest corner of said Section 25 (basis of bearing being South 89°47'14" West 2659.17' between the South quarter corner and the Southwest corner of Section 25, Township 2 North, Range 1 West, Salt Lake Base and Meridian); and running thence along the section line South 89°59'55" West 105.35 feet to a point on the East right of way line of the Denver and Rio Grande Railroad, thence along said right of way line North 09°02'28" East 867.77 feet to a point on the Southwest corner of that certain tract of land (Tax ID# 06-050-0110 as recorded in the Davis County Recorders Office) said point also being a point on a 288.37 foot radius curve to the right; thence along said property the following (8) calls; 1) 267.31 feet along the arc of said curve through a central angle of 53°06'38" (chord bears North 62°44'34" East 257.84 feet); 2) North 89°50'47" East 325.17 feet; 3) South 0°07'07" East 19.60 feet; 4) North 89°50'29" East 101.00 feet; 5) North 0°07'07" West 19.60 feet; 6) north 89°50'47" East 409.16 feet to a point on a 326.71 foot radius curve to the left; 7) 99.58 feet along the arc of said curve through a central angle of 17°27'48" (chord bears North 82°10'33" East 99.19 feet); 8) North 09°19'55" East 272.54 feet to a point on the South right-of-way line of 1500 South Street; thence along said right-of-way line North 89°45'29" East 135.81 feet to a point on the West right-of-way line of the Union Pacific Railroad; thence along said right-of-way line South 14°49'48" West 1299.75 feet to a point on the South line of said Section 25; thence along said Section line South 89°47'13" West 1041.14 feet to the point of beginning.

Contains 1,192,140 square feet, or 27.368 Acres.

EXHIBIT A-2

RAIL LEASES

Dodge City, Kansas

Lease of Land (Short Term) (Contract No. 157011) between The Atchison, Topeka and Santa Fe Railway Company, predecessor in interest to The Burlington and Northern Santa Fe Railway Company, and Kansas Emulsions, Inc., predecessor in interest to SemMaterials, L.P., dated February 12, 1979, as amended.

Las Vegas, Nevada

Lease (Audit No. 505-73) between Los Angeles & Salt Lake Railroad Company and Union Pacific Railroad Company and Conoco, Inc., predecessor in interest to K.C. Asphalt, L.L.C., dated April 20, 1987, as amended.

Memphis (EM), Tennessee

Lease between The Memphis Grain and Hay Association and Southern States Asphalt Co., a division of Ashland Oil, Inc., predecessor in interest to SemMaterials, L.P., dated April 24, 1989.

EXHIBIT A-3

EXCLUDED ASSETS

EXCLUDED ASSETS LISTING
Page 1 of 2, 5/18/09
file: Excluded Assets Listing051809.doc

HALSTEAD, KS

Skid #1
1 - Viking N324A pump unit w/50hp motor
1 - SquareD E-FLEX VF Drive
4 - 4" Sharpe gate valves
1 - 4" Sharpe ball valve w/actuator
1 - Control Panel
Skid#2
3 - Viking L 124A pump units w/10hp motors
3 - SquareD E-FLEX VF Drive
1 - Control Panel
Skid#3
1 - Goulds 3656, 4x6-13 pump w/30hp motor
1 - Tranter heat exchanger, model GXD-051-H-5-UP-191
1 - SquareD E-FLEX VF Drive
1 - Control Panel
Skid#4
Charlotte G100-125 mill with 100hp motor & starter
2 - 4" Krohne mass flow meters & transmitters
1 - 2" Krohne mass flow meter & transmitter
5 - 4" Sharpe gate valves
2 - 4" Sharpe 3-way valves
2 - 2" Sharpe gate valves
1 - 2" Sharpe globe valve
1 - 2" Sharpe 3-way valve w/actuator
1 - 2" Sharpe ball valve w/actuator
1 - Control Panel
Skid#5
1 - Viking N324A pump unit w/50hp motor
3 - Goulds 3296, 2x3-8 pumps w/30hp motors
4 - SquareD E-FLEX VF Drives
1 - Control Panel
1 - 2" Krohne mass flow meter & transmitter
8 - 4" Sharpe gate valves
1 - 2" Sharpe globe valve
1 - 2" Sharpe gate valve
5 - 2" Sharpe ball valves w/actuators
2 - 2" Bonney Forge check valves
All piping and pumps are electric heat traced

LITTLE ROCK, AR

27 ea - tanker trailers (Attachment I)

EXCLUDED ASSETS LISTING
Page 2 of 2, 5/18/09

NORTH SALT LAKE CITY/WOODS CROSS, UTAH

2ea - 40,000 gal tanks (already loaded on lowboy for shipment)

MEMPHIS, TN

1990 Peterbilt VIN 1XP-5DB9X-0-LN-288130

21ea - tanker trailers (Attachment II)

ROLLING STOCK - LOCATIONS MAY VARY FROM LOCATION SHOWN

See Attached Spreadsheet (Attachment III)

See Attached Spreadsheet (Attachment IV)

ADDITIONAL MISC. EQUIPMENT @ VARIOUS LOCATIONS

See Attached Spreadsheet (Attachment V)

See Attached Spreadsheet (Attachment VI)

See Attached Spreadsheet (Attachment VII)

(Attachment I)

LITTLE ROCK, AR TRAILER LIST 9/15/2008

		Year & Model	Vin Number	Trailer Number
1	LITTLE ROCK, AR	1990 ETNYRE TRAILER	1E9T44200L3007009	661
2	LITTLE ROCK, AR	1990 ETNYRE TRAILER	1E9T44206LE007001	2073
3	LITTLE ROCK, AR	1990 ETNYRE TRAILER	1E9T44208LE007002	2075
4	LITTLE ROCK, AR	1990 ETNYRE TRAILER	1E9T4420XLE007003	2077
5	LITTLE ROCK, AR	1990 ETNYRE ASPHALT TRAILER	1E9T44204LE007126	35121
6	LITTLE ROCK, AR	1980 TRAILMOBILE TRAILER	1PTT43EJ7A4000060	2328
7	LITTLE ROCK, AR	1980 TRAILMOBILE TRAILER	V41268	2329
8	LITTLE ROCK, AR	1978 TRIM-T43	T431T40545	4087
9	LITTLE ROCK, AR	1983 POLAR TRAILER	1PMC14229D2006188	36501
10	LITTLE ROCK, AR	1983 POLAR TRAILER	1PMC14222D2006193	36509
11	LITTLE ROCK, AR	1986 POLAR TRAILER	1PMC14221G2007615	36515
12	LITTLE ROCK, AR	1987 POLAR TRAILER	1PMC14228H2008178	36521
13	LITTLE ROCK, AR	1987 POLAR TRAILER	1PMC14226H2008180	36525
14	LITTLE ROCK, AR	1987 POLAR TRAILER	1PMC14224H2008615	36529
15	LITTLE ROCK, AR	1978 TRAILMOBILE TRAILER	S41323	4927
16	LITTLE ROCK, AR	1987 AMERICAN	1PMC1422XH2008179	36523
17	LITTLE ROCK, AR	1987 HARMON	1H9TT4229HL020132	36531
18	LITTLE ROCK, AR	1976 OMX	OMX724901	5699
19	LITTLE ROCK, AR	1969 MCCOY TA TRAILER	W2180	2085
20	LITTLE ROCK, AR	1971 FRUEHAUF TRAILER	OMN557509	4049
21	LITTLE ROCK, AR	1990 TRAILMOBILE TRAILER	V40471	36435
22	LITTLE ROCK, AR	1982 TRAILMOBILE TRAILER	1PTT23EJ2C4000122	4705
23	LITTLE ROCK, AR	1979 TRAILMOBILE TRAILER	T41002	36535
24	LITTLE ROCK, AR	1992 FRUEHAUS	1H4T04423N6025415	211
25	LITTLE ROCK, AR	1986 FRUEHAUS	1H4T04222GK022209	103
26	LITTLE ROCK, AR	2001 ACRO	1A9114227110005056	107
27	LITTLE ROCK, AR	2001 ACRO	1A911422911005057	109

(Attachment II)

Trailer Serial Numbers and Unit Numbers

UNIT#	MAKE	SERIAL #
35111	Etnyre	1E9T43206VE007092
15814	Freuhauf	1H4T04124EKO13302
15947	Freuhauf	1H4TO4224FKO16801
15948	Freuhauf	1H4TO4226FKO16802
15949	Freuhauf	1H4TO4228FKO16803
15950	Freuhauf	1H4TO422XFK016804
25017	Freuhauf	1H4TO422XGX013502
25019	Freuhauf	1H4TO4223GK013504
25075	Freuhauf	1H4TO4421HL013803
25076	Freuhauf	1H4TO4423HL013804
25218	Etnyre	1E9T42230EJE007037
25219	Etnyre	1E9T42205JE007038
25293	Etnyre	1E9T42201KE007037
25345	Freuhauf	UNX538402
25351	Freuhauf	UNY559604
25387	Etnyre	1E9T42202LE007128
25430	Etnyre	1E9T42204ME007052
25675	Etnrye	1E9T43209NE007118
15921	Freuhauf	1H4TO4225FK008304
15359	Etnyre	K2617-K9202
25295	Etnyre	1E9T42205KE007039

(Attachment III)

Title					Physical Location
Vehicle	2008	CHEV	TRAILBLAZER	1GNDT13S382174521	Billings
Vehicle	2008	CHEV	TRAILBLAZER	1GNDT13S182219035	Boise
Vehicle	2008	CHEV	TRAILBLAZER	1GNDT13S682182998	Commerce City
Vehicle	2008	CHEV	TRAILBLAZER	1GNDS13S982194565	Denver
Vehicle	2008	CHEV	SILVERADO 1500	2GCEC130081223170	Fontana
Paver	Paver	CAT	AP-655C, 8'-16' exter	AYP000305	Fontana, CA
Vehicle	2008	CHEV	TRAILBLAZER	1GNDT13S882122947	Gloucester City
Vehicle	2008	CHEV	TRAILBLAZER	1GNDT13S182222078	Halstead
Vehicle	2008	CHEV	TRAILBLAZER	1GNDT13S182116536	Halstead
Vehicle	2008	CHEV	SILVERADO 1500	2GCEK13M081221389	Las Vegas
Extruder	Full scale extruder with ancillary suppc	Leistritz			Muskogee, OK
Vehicle	2007	CHEV	SILVERADO 1500	3GCEK13M17G526292	N. Salt Lake
Vehicle	2005	FORD	EXPLORER	1FMZU72K65ZA07665	N. Salt Lake
Vehicle	2008	CHEV	TRAILBLAZER	1GNDT13S382189911	Olathe
Vehicle	2008	CHEV	TRAILBLAZER	1GNDT13S982178864	Olathe
Vehicle	2008	CHEV	SILVERADO 1500	3GCEK13J98G265906	Olathe
Vehicle	2006	CHEV	TRAILBLAZER	1GNDT13SX62217054	Reading
1999 Freighllner	Used with ArmorAll	Freighliner	1999	1FUYDZVB7XPB00028	Sedalia, MO
Vehicle	2008	CHEV	TRAILBLAZER	1GNDT13S982217274	South Portland
Vehicle	2008	CHEV	SILVERADO 1500	3GCEK13J78G265774	Spokane
Vehicle	2008	CHEV	TRAILBLAZER	1GNDT13S782120557	Springfield
Vehicle	2008	CHEV	TRAILBLAZER	1GNDT13SX82219728	Springfield
Vehicle	2008	CHEV	TRAILBLAZER	1GNDT13S682117388	Springfield
ArmorAll paver	Development unit	Etnyre			Woods Cross, UT
ArmorAll trailer	Lowboy Equipment Trailer	Etnyre		1E92820173E111013	Woods Cross, UT
Trailer	Trailer for ArmorAll production unit	Twamco		1T9FN533X81473001	Woods Cross, UT
Trailer for paver	Trailer for CAT paver	Twamco	655C	1T9GN573281473004	Woods Cross, UT
Windrow pick-up machine	Windrow pick-up machine	Werner	E650	E650023	Woods Cross, UT
ArmorAll support unit	Etnyre Material Transfer trailer modifie	Etnyre		1E9V111332E111195	Woods Cross, UT
ArmorAll support unit	Etnyre Material Transfer trailer modifie	Etnyre		1E9V112063E111004	Woods Cross, UT
ArmorAll support unit	Etnyre Material Transfer trailer	Etnyre		1E9V111522E111206	Woods Cross, UT
Tandem axle utility trailer	Utility trailer	Titan	Year 2003	5DZC6142431002934	Woods Cross, UT

(Attachment IV)

NewCo	Transfer to SGLP	Asset Description	Profit Location	City	Cost Center	Asset Account	Cost	Depreciation	Depreciation Reserve	NBV at Period End	Asset Category	Major Category
	NO	1973 OR 1978 ETNYRE TRAILER	0085	PARSONS	70101	15000600	7,500.00	*	1,500.00	6,000.00	VEHICLES.TRAILERS.NONINDIAN.0000	VEHICLES
	NO	1978 TRAILMOBILE TRAILER	0086	PARSONS	70101	15000600	7,500.00	*	1,500.00	6,000.00	VEHICLES.TRAILERS.NONINDIAN.0000	VEHICLES
	NO	1978 TRAILMOBILE TRAILER	0086	PARSONS	70101	15000600	7,500.00	*	1,500.00	6,000.00	VEHICLES.TRAILERS.NONINDIAN.0000	VEHICLES
	NO	1977 TRAILMOBILE TRAILER	0086	PARSONS	70101	15000600	7,500.00	*	1,500.00	6,000.00	VEHICLES.TRAILERS.NONINDIAN.0000	VEHICLES
	NO	1977 TRAILMOBILE TRAILER	0086	PARSONS	70101	15000600	7,500.00	*	1,500.00	6,000.00	VEHICLES.TRAILERS.NONINDIAN.0000	VEHICLES
	NO	1975 ETNYRE TRAILER	0086	PARSONS	70101	15000600	7,500.00	*	1,500.00	6,000.00	VEHICLES.TRAILERS.NONINDIAN.0000	VEHICLES
	NO	1973 BUTLER TRAILER	0086	PARSONS	70101	15000600	7,500.00	*	1,500.00	6,000.00	VEHICLES.TRAILERS.NONINDIAN.0000	VEHICLES
	NO	BUILDING MODIFICATIONS FOR EXTRUDER	0701	TULSA	70100	15000300	70,508.00	*	*	70,508.00	BUILDING.NONE.INDIANPROP.00000	BUILDING
	NO	MSDS AUTHORING	0701	TULSA	70100	15000700	158.589.08	*		158,569.08	CMPTSOFTWR.NON.NONINDIAN.0000	CMPTSOFTWR
	NO	TRAILER CONTROL	0701	SALT LAKE	70332	15000400	1,198.20	*	159.76	1,038.44	MACHEQUIP.NON.NONINDIAN.0000	MACHEQUIP
	NO	TRAILER CONTROL	0701	SALT LAKE	70332	15000400	1,198.20	*	159.76	1,038.45	MACHEQUIP.NON.NONINDIAN.0000	MACHEQUIP
	NO	POLAR TANK TRAILER	0725	BOISE	70101	15000600	*	*	*	*	VEHICLES.TRAILERS.NONINDIAN.0000	VEHICLES
	NO	POLAR TANK TRAILER	0725	BOISE	70101	15000600	*	*	*	*	VEHICLES.TRAILERS.NONINDIAN.0000	VEHICLES
	NO	POLAR TANK TRAILER	0725	BOISE	70101	15000600	*	*	*	*	VEHICLES.TRAILERS.NONINDIAN.0000	VEHICLES
	NO	POLAR TANK TRAILER	0725	BOISE	70101	15000600	*	*	*	*	VEHICLES.TRAILERS.NONINDIAN.0000	VEHICLES
	NO	PICKUP TRAILER 7502	0728	SPOKANE	70101	15000600	4,054.73	*	946.10	3,108.63	VEHICLES.TRAILERS.NONINDIAN.0000	VEHICLES
	NO	PU TRAILER C7-100	0728	SPOKANE	70101	15000600	4,002.50	*	867.21	3,135.29	VEHICLES.TRAILERS.NONINDIAN.0000	VEHICLES
	NO	FREIGHT-POLAR TANK TRAILER	0728	SPOKANE	70101	15000600	1,539.56	*	282.25	1,257.31	VEHICLES.TRAILERS.NONINDIAN.0000	VEHICLES
	NO	FREIGHT-POLAR TANK TRAILER	0728	SPOKANE	70101	15000600	1,539.56	*	282.25	1,257.31	VEHICLES.TRAILERS.NONINDIAN.0000	VEHICLES
	NO	FREIGHT-POLAR TANK TRAILER	0728	SPOKANE	70101	15000600	1,539.56	*	256.59	1,282.97	VEHICLES.TRAILERS.NONINDIAN.0000	VEHICLES
	NO	FREIGHT-POLAR TANK TRAILER	0728	SPOKANE	70101	15000600	1,539.56	*	256.59	1,283.00	VEHICLES.TRAILERS.NONINDIAN.0000	VEHICLES
	NO	1978 BEALL TANKER TRAILER	0728	SPOKANE	70101	15000600	21,760.00	*	3,264.00	11,496.00	VEHICLES.TRAILERS.NONINDIAN.0000	VEHICLES
	NO	1988 VIM TRAILER	0744	NEW MADRID	70101	15000600	11,453.00	*	11,453.00	*	VEHICLES.TRAILERS.NONINDIAN.0000	VEHICLES
	NO	2008 CHEVROLET TRAILBLAZER 4X2	2350	CATOOSA	70101	15000600	23,041.88	*	4,608.37	11,433.51	VEHICLES.TRAILERS.NONINDIAN.0000	VEHICLES
	NO	1988 FRUEHAUF TANKER TRAILER	2366	LITTLE ROCK	70101	15000600	15,000.00	*	3,250.00	11,750.00	VEHICLES.TRAILERS.NONINDIAN.0000	VEHICLES
	NO	1992 FRUEHAUF 7000 STEEL ASPHALT TRAILER	2365	LITTLE ROCK	70101	15000600	24,500.00	*	3,266.66	21,233.34	VEHICLES.TRAILERS.NONINDIAN.0000	VEHICLES
	NO	AFE 100167	2370	MUSKOGEE	70101	15000600	*	*	*	*	VEHICLES.TRAILERS.NONINDIAN.0000	VEHICLES
	NO	AFE100167	2370	MUSKOGEE	70101	15000600	*	*	*	*	VEHICLES.TRAILERS.NONINDIAN.0000	VEHICLES
	NO	4 NEW TRAILERS	4015	LAS VEGAS	70101	15000600	28,605.75	*	14,302.80	14,302.95	VEHICLES.TRAILERS.NONINDIAN.0000	VEHICLES
	NO	EXTRUDER PILOT PLANT	4294	HALSTEAD	70101	15000600	1,807,528.91	*	*	1,807,528.91	STRTNKTERM.NON.NONINDIAN.00000	STRTNKTERM
	NO	ETNYRE 1975 TANKER TRAILER #10 12000 GAL	4329	ESSEXVILLE	70101	15000600	1,743.00	*	1,743.00	*	VEHICLES.TRAILERS.NONINDIAN.0000	VEHICLES
	NO	ETNYRE 1977 TANKER TRAILER #46 12000 GAL	4329	ESSEXVILLE	70101	15000600	1,743.00	*	1,743.00	*	VEHICLES.TRAILERS.NONINDIAN.0000	VEHICLES
	NO	ETNYRE 1974 TANKER TRAILER #60 12000 GAL	4329	ESSEXVILLE	70101	15000600	1,743.00	*	1,743.00	*	VEHICLES.TRAILERS.NONINDIAN.0000	VEHICLES
	NO	UTILITY TRAILER 1980	4331	ST LOUIS	70101	15000600	1,000.00	*	366.67	633.33	VEHICLES.TRAILERS.NONINDIAN.0000	VEHICLES
	NO	PORTABLE STORAGE TRAILER 1095	4341	MOREHDCTY	70101	15000600	3,000.00	*	1,750.00	1,250.00	VEHICLES.TRAILERS.NONINDIAN.0000	VEHICLES

(Attachment IV)

Minor Category	Asset Key	AFE	Capex Type	Location	County	State	County Code	City	Asset Site	Date Placed in Service	Year Placed in Service	Units	Asset Cost Account	Life in Years	Depreciation Method	Serial Number
TRAILERS	070110647.MAINTENANCE	070110647	MAINTENANCE	USA.TN.TN039.PARSONS.00860000	USA	TN	TN039	PARSONS	00860000	11-Mar-08	2008	1	15000600	5	STL	K2614K9194
TRAILERS	070110647.MAINTENANCE	070110647	MAINTENANCE	USA.TN.TN039.PARSONS.00860000	USA	TN	TN039	PARSONS	00860000	11-Mar-08	2008	1	15000600	5	STL	S41297
TRAILERS	070110647.MAINTENANCE	070110647	MAINTENANCE	USA.TN.TN039.PARSONS.00860000	USA	TN	TN039	PARSONS	00860000	11-Mar-08	2008	1	15000600	5	STL	S31298
TRAILERS	070110647.MAINTENANCE	070110647	MAINTENANCE	USA.TN.TN039.PARSONS.00860000	USA	TN	TN039	PARSONS	00860000	11-Mar-08	2008	1	15000600	5	STL	P40916
TRAILERS	070110647.MAINTENANCE	070110647	MAINTENANCE	USA.TN.TN039.PARSONS.00860000	USA	TN	TN039	PARSONS	00860000	11-Mar-08	2008	1	15000600	5	STL	T431S40054
TRAILERS	070110647.MAINTENANCE	070110647	MAINTENANCE	USA.TN.TN039.PARSONS.00860000	USA	TN	TN039	PARSONS	00860000	11-Mar-08	2008	1	15000600	5	STL	D246K9030
TRAILERS	070110647.MAINTENANCE	070110647	MAINTENANCE	USA.TN.TN039.PARSONS.00860000	USA	TN	TN039	PARSONS	00860000	11-Mar-08	2008	1	15000600	5	STL	3337225
NONE	070110550.EXPANSION	070110550	EXPANSION	USA.OK.OK143.TULSA.07010000	USA	OK	OK143	TULSA	07010000	30-Jun-08	2008	1	15000300	20	STL
NONE	070110588.MAINTENANCE	070110588	MAINTENANCE	USA.OK.OK143.TULSA.07010000	USA	OK	OK143	TULSA	07010000	21-Jan-08	2008	4	15000700	3	STL
NONE	070210056.EXPANSION	07210056	EXPANSION	USA.UT.UT011.SALT LAKE.40140000	USA	UT	UT011	SALT LAKE	40140000	30-Jun-08	2008	1	15000400	5	STL	1E9V112063E1110
NONE	070210056.EXPANSION	070210056	EXPANSION	USA.UT.UT011.SALT LAKE.40140000	USA	UT	UT011	SALT LAKE	40140000	30-Jun-08	2008	1	15000400	5	STL	1E9V111332E1111
TRAILERS	070110167.EXPANSION	070110167	EXPANSION	USA.ID.ID001.BOISE.07250000	USA	ID	ID001	BOISE	07250000	31-May-06	2006	1	15000600	5	STL	1PMA14839710302
TRAILERS	070110167.EXPANSION	070110167	EXPANSION	USA.ID.ID001.BOISE.07250000	USA	ID	ID001	BOISE	07250000	31-May-06	2006	1	15000600	5	STL	1PMA14832610302
TRAILERS	070110167.EXPANSION	070110167	EXPANSION	USA.ID.ID001.BOISE.07250000	USA	ID	ID001	BOISE	07250000	31-May-06	2006	1	15000600	5	STL	1PMA14834610302
TRAILERS	070110167.EXPANSION	070110167	EXPANSION	USA.ID.ID001.BOISE.07250000	USA	ID	ID001	BOISE	07250000	31-May-06	2006	1	15000600	5	STL	1PMA14836510302
TRAILERS	070110430.EXPANSION	070110430	EXPANSION	USA.WA.WA063.SPOKANE.07280000	USA	WA	WA063	SPOKANE	07280000	1-Jan-08	2008	1	15000600	5	STL
TRAILERS	070110430.EXPANSION	070110430	EXPANSION	USA.WA.WA063.SPOKANE.07280000	USA	WA	WA063	SPOKANE	07280000	22-Jan-08	2008	1	15000600	5	STL
TRAILERS	070110430.EXPANSION	070110430	EXPANSION	USA.WA.WA063.SPOKANE.07280000	USA	WA	WA063	SPOKANE	07280000	11-Apr-08	2008	1	15000600	5	STL
TRAILERS	070110430.EXPANSION	070110430	EXPANSION	USA.WA.WA063.SPOKANE.07280000	USA	WA	WA063	SPOKANE	07280000	1-Apr-08	2008	1	15000600	5	STL
TRAILERS	070110430.EXPANSION	070110430	EXPANSION	USA.WA.WA063.SPOKANE.07280000	USA	WA	WA063	SPOKANE	07280000	1-May-08	2008	1	15000600	5	STL
TRAILERS	070110430.EXPANSION	070110430	EXPANSION	USA.WA.WA063.SPOKANE.07280000	USA	WA	WA063	SPOKANE	07280000	1-May-08	2008	1	15000600	5	STL
TRAILERS	070110430.EXPANSION	070110430	EXPANSION	USA.WA.WA063.SPOKANE.07280000	USA	WA	WA063	SPOKANE	07280000	5-Jun-08	2008	1	15000600	6	STL
TRAILERS	070110000.ACQUISITION	070110000	ACQUISITION	USA.MO.MO143.NEWMADRID.07440000	USA	MO	MO143	NEW MADRID	07440000	1-Jun-05	2005	1	15000600	3	STL	1V9T3423J100109
PCKUP>6k	070110828.MAINTENANCE	070110828	MAINTENANCE	USA.OK.OK131.CATOOSA.23500000	USA	OK	OK131	CATOOSA	23500000	27-Feb-08	2008	1	15000600	5	STL	1GNDS13S7822174
TRAILERS	070110606.EXPANSION	070110606	EXPANSION	USA.AR.AR119.LITTLEROC.23650000	USA	AR	AR119	LITTLE ROCK	22650000	7-Feb-08	2008	1	15000600	5	STL	1H4T04222GK0222
TRAILERS	070110606.EXPANSION	070110606	EXPANSION	USA.AR.AR119.LITTLEROC.23650000	USA	AR	AR119	LITTLE ROCK	22650000	18-Jun-08	2008	1	15000600	5	STL
TRAILERS	070110167.EXPANSION	070110167	EXPANSION	USA.OK.OK101.MUSKOGEE.23700000	USA	OK	OK101	MUSKOGEE	23700000	31-Jan-06	2006	1	15000600	1	STL
TRAILERS	070110167.EXPANSION	070110167	EXPANSION	USA.OK.OK101.MUSKOGEE.23700000	USA	OK	OK101	MUSKOGEE	23700000	31-Jan-06	2006	1	15000600	1	STL
TRAILERS	070210010.MAINTENANCE	070210010	MAINTENANCE	USA.NV.NV003.LAS VEGAS.40150000	USA	NV	NV003	LAS VEGAS	40150000	1-Sep-05	2005	4	15000600	7	STL
NONE	070110550.EXPANSION	07010550	EXPANSION	USA.KS.KS079.HALSTEAD.4294000	USA	KS	KS079	HALSTEAD	42940000	31-Dec-07	2007	1	15000600	15	STL
TRAILERS	070110414.ACQUISITION	070110414	ACQUISITION	USA.MI.MI017.ESSEXVILLE.43290000	USA	MI	MI017	ESSEXVILLE	43290000	1-Apr-07	2007	1	15000600	1	STL	K2107K8628
TRAILERS	070110414.ACQUISITION	070110414	ACQUISITION	USA.MI.MI017.ESSEXVILLE.43290000	USA	MI	MI017	ESSEXVILLE	43290000	1-Apr-07	2007	1	15000600	1	ST	K2526K9106
TRAILERS	070110414.ACQUISITION	070110414	ACQUISITION	USA.MI.MI017.ESSEXVILLE.43290000	USA	MI	MI017	ESSEXVILLE	43290000	1-Apr-07	2007	1	15000600	1	STL	K2229K8771
TRAILERS	070110415.ACQUISITION	070110415	ACQUISITION	USA.MO.MO510.ST LOUIS.43310000	USA	MO	MO510	ST LOUIS	43310000	30-Apr-07	2007	1	15000600	5	STL	8L0459005
TRAILERS	070110577.ACQUISTION	070110577	ACQUISITION	USA.NC.NC031.MOREHDCTY.43410000	USA	NC	NC031	MOREHDCTY	43410000	31-Dec-07	2007	1	15006000	2	STL

(Attachment V)

Product	Last Update	Contact	Location	Phone	Estimate	Description
Tanks

Meters/Controls
3-inch CMF-Series Mass Meter		Jim Catron	Austin, TX			MicroMotion, Came from CC Plant
2-inch F-Series Mass Meter		Jim Catron	Austin, TX			MicroMotion, Came from CC Plant
2-inch R-Series Mass Meter		Jim Catron	Austin, TX			MicroMotion, Came from CC Plant
2-inch R-Series Mass Meter		Jim Catron	Austin, TX			MicroMotion, Came from CC Plant
2-inch R-Series Mass Meter		Jim Catron	Austin, TX			MicroMotion, Came from CC Plant

Boilers

Hot Oil Heaters

Heaters/Exchangers
Brown Fintube Heat Exchangers		Bill Ennis	Glen Allen, VA	2) 964-08	NA	Virginia Power has (16) 14,480 sq. ft heat exchangers available
Stack Economizers for boiler		Tim Weatherman	Halstead, KS			New in box - Unit #1
Stock Economizers for boiler		Tim Weatherman	Halstead, KS			New in box - Unit

Mixers

Valves

Pumps
PS-II lip seals for QS-224 pumps - need to be reb	Gary Shouse	Dodge	20)225-2264

Misc Equipment

Mill Equipment
Emulsion mill w/oiler	Jim Catron	Austin, TX		Came from CC
IKA Mill (replaced with Dalworth)	Mark Taylor	North Salt Lake		Already Shipped per Bob Walley

Motors & Electrical

(Attachment VI)

Equipment        Qty        Location                Project

Tanks
Acid Scrubber Tank	1	Not Shipped Yet	Catoosa Chemical Upgrade Project - Ergon Does not Agree
Chemical Tank (Size ????)	1	Not Shipped Yet	Catoosa Chemical Upgrade Project - Ergon Does not Agree
20,000 Gal Vert. Tank	1	Garden City, GA	Florida Project
39,000 Gal Tank w/platforms and ladders	6	Garden City, GA	Florida Project
10,000 Gal Tank (Fiberglass)	1	Garden City, GA	Florida Project

Meters/Controls
3” Invalco Turbine Meter s/ Totalizer	1	Las Vegas, NV	Las Vegas Emulsion Project, Already shipped per Mike Hoist
Schneider Square-D Control Panel	1	Not Shipped Yet	North Sale Lake IKA Installation

Boilers

Hot Oil Heaters

Heaters/Exchangers

Mixers
Mixmor G-14	3	Garden City, GA	Florida Project
Mixmor HV-1	1	Garden City, GA	Florida Project
Mixmor HV-3	5	Garden City, GA	Florida Project

Valves
4” WKM Air Actuated Ball Valve	1	Las Vegas, NV	Las Vegas Emulsion Project, Already shipped per Mike Hoist

Pumps

Misc. Equipment
Video Cameras	5	Las Vegas, NV	Las Vegas Emulsion Project, Already shipped per Mike Hoist
19” LCD Video Monitors	4	Las Vegas, NV	Las Vegas Emulsion Project, Already shipped per Mike Hoist
Quad Video Processors	2	Las Vegas, NV	Las Vegas Emulsion Project, Already shipped per Mike Hoist
2 Channel Fiber Optic Video Transmitter and Receiver	1	Las Vegas, NV	Las Vegas Emulsion Project, Already shipped per Mike Hoist
BOL Station Computer, Monitor & Printer	1	Las Vegas, NV	Las Vegas Emulsion Project, Already shipped per Mike Hoist
OPW Swivel Joints with Spring Swivels, Spring, Drop Swivels	3	Las Vegas, NV	Las Vegas Emulsion Project, Already shipped per Mike Hoist
OPW Downfeed Swivel with Drop Swive.	1	Las Vegas, NV	Las Vegas Emulsion Project, Already shipped per Mike Hoist
Portable EM skids	4	Las Vegas, NV	Las Vegas Emulsion Project, Already shipped per Mike Hoist

Mill Equipment

Motors & Electrical
12 Unit Tank Level Display Pannel	1	Las Vegas, NV	Las Vegas Emulsion Project, Already shipped per Mike Hoist

(Attachment VII)

Work                     Amount        Contractor         Location Project

Entrance Road & Fence	$ 111,550.90	Las Vegas Paving	Las Vegas, NV	Las Vegas Emulsion Project
Load Rack Scales	$ 126,723.00	Mettler-Toledo	Las Vegas, NV	Las Vegas Emulsion Project
Load Rack Structures (AC & Emulsion), water piping	$ 207,890.00	FHI	Las Vegas, NV	Las Vegas Emulsion Project
Entrance Landscaping	$ 4,830.00	Pyro Combustion	Las Vegas, NV	Las Vegas Emulsion Project
Load Rack Cameras	$ 5,865.00	Pyro Combustion	Las Vegas, NV	Las Vegas Emulsion Project
Ennis Real Fall Protection (1)	????	Fall Protection Systems	Ennis, TX	Ennis Rail Fall Protection Project - Ergon Does Not Agree

(1)- Amount paid is a partial payment

EXHIBIT B

FEES

Base Rental Fee:

Lessee shall pay to Lessor the monthly base rental fees for each Facility as set forth on Exhibit B-1 hereto, payable in advance on or before the first day of each month, commencing on June 1, 2009 (the "Base Rental Fee"). The Base Rental Fee for any partial month during the Term shall be proportionately reduced to reflect the actual time period. Concurrently with the execution of this Agreement, Lessee has delivered to Lessor the first month's Base Rental Fee.

In addition to the Base Rental Fee, Lessee shall pay to Lessor an amount equal to Property Taxes and Insurance Premiums (as hereafter defined) attributable to the Leased Premises. Lessee shall pay Property Taxes on a monthly basis with each monthly payment equal to 1/12 of the prior year's Property Taxes for the Facility. After Property Taxes for the current year are paid, Lessee or Lessor, as applicable, will pay the other party an amount equal to the difference of the actual Property Taxes paid for such year and the aggregate monthly payments that have been made by Lessee for such year. Lessor shall provide reasonable backup documentation of Property Taxes and Insurance Premiums. For purposes of this Exhibit B: "Insurance Premiums" shall mean premiums payable by Lessor for the property insurance which Lessor is required to carry pursuant to Section 11.6 hereof.

Excess Throughput Fee:

Lessee shall also pay to Lessor a fee of *** and No/l00 Dollars ($***) per ton (the "Excess Throughput Fee") of base asphalt product which is handled, produced, sold or delivered from the Leased Premises by Lessee with respect to each Facility that is in excess of the quantity of base asphalt product for such Facility set forth on Exhibit B-1 hereto (the "Excess Throughput Quantity"). Excess Throughput Fees shall accrue annually (from the first day of each Contract Year though the last day of each Contract Year), and shall be due on or before the thirtieth (30th) day following the end of each Contract Year. Excess Throughput Fees shall be subject to audit by Lessor.

For purposes of this Agreement, "Contract Year" means a period of 365 consecutive days commencing on the Effective Date and each successive period of 365 consecutive days during the Term of this Agreement with the exception of any Contract Year in which February has 29 days when the period will be 366 consecutive days.

Utilities and Taxes:

Lessee is solely responsible for all utilities relating to the Facility and any associated deposits and all such utilities shall be in Lessee's name. Lessee will directly pay when due the actual cost of the utilities used at the Facility. Lessee shall be solely responsible for all costs of manufacturing finished asphalt products at the Facility.

Lessee shall be responsible for, and shall indemnify and hold Lessor harmless from and against, all taxes, including but not limited to sales, use, personal property and income (Lessee's) taxes generated from or otherwise related to Lessee's use of the Facility(s).

Adjustments:

All fees, including the Base Rental Fee, will be escalated May 15, 2010 and every January 1st thereafter by the percentage change, if any, in the Consumer Price Index - All Urban Consumers - all items less food and energy (U.S. city average base 1982-84 = 100) ("CPI"), as published by the Bureau of Labor Statistics of the United States Department of Labor, for the last two calendar years for which data is available based on the average of the monthly CPI data for November to October of the most current year available compared to the same months of the prior year. In no event shall any of the fees de-escalate.

EXHIBIT B-1

BASE RENTAL FEE AND EXCESS THROUGHPUT FEE BY FACILITY

Facility	Base Rental Fee Per Month	Excess Throughput Quantity (Tons)
Austin, TX	$***	***
Dodge City, KS	$***	***
Ennis, TX	$***	***
Fontana, CA	$***	***
Halstead, KS	$***	***
Las Vegas, NV	$***	***
Lawton, OK	$***	***
Little Rock, AR	$***	***
Memphis (EM), TN	$***	***
Reading, PA	$***	***
Salina, KS	$***	***
Salt Lake City, UT	$***	***
Woods Cross, UT	$***	***

EXHIBIT C

OWNERS' POLICIES OF TITLE INSURANCE

1.	Owner's Policy of Title Insurance issued by Lawyers Title Insurance Corporation, Policy Number B06-0113059, dated March 20, 2008, with respect to the Facility located in Austin, Texas.

2.	Owner's Policy of Title Insurance issued by Lawyers Title Insurance Corporation, Policy Number C34-0008894 (271574136), dated June 6, 2008, with respect to the Facility located in Dodge City, Kansas.

3.	Owner's Policy of Title Insurance issued by Lawyers Title Insurance Corporation, Policy Number B06-0113060, dated March 20, 2008, with respect to the Facility located in Ennis, Texas.

4.	Owner's Policy of Title Insurance issued by Lawyers Title Insurance Corporation, Policy/File Number 09220523, dated March 20, 2008, with respect to the Facility located in Fontana, California.

5.	Owner's Policy of Title Insurance issued by Lawyers Title Insurance Corporation, Policy Number C34-0008920 (280024136), dated May 30, 2008, with respect to the Facility located in Halstead, Kansas.

6.	Owner's Policy of Title Insurance issued by Lawyers Title Insurance Corporation, Policy/File Number 08501120, dated March 18, 2008, with respect to the Facility located in Las Vegas, Nevada.

7.	Owner's Policy of Title Insurance issued by Lawyers Title Insurance Corporation, Policy Number A 75-2887639, dated July 22, 2008, with respect to the facility located in Lawton, Oklahoma.

8.	Owner's Policy of Title Insurance issued by Lawyers Title Insurance Corporation, Policy Number A75-Z127831, dated March 19, 2008, with respect to the Facility located in Little Rock, Arkansas.

9.	Owner's Policy of Title Insurance issued by Lawyers Title Insurance Corporation, Policy Number C29-0158129, dated August 13, 2008, with respect to the Facility located in Memphis (EM), Tennessee.

10.	Owner's Policy of Title Insurance issued by Lawyers Title Insurance Corporation, Policy Number O-C29Z0-10617, dated May 7, 2008, with respect to the Facility located in N. Salt Lake City, Utah.

11.	Owner's Policy of Title Insurance issued by Lawyers Title Insurance Corporation, Policy Number 11-152-060, dated March 17, 2007, with respect to the Facility located in Reading, Pennsylvania.

12.	Owner's Policy of Title Insurance issued by Lawyers Title Insurance Corporation, Policy Number C34-0008921 (271573136), dated June 12, 2008, with respect to the Facility located in Salina, Kansas.

13.	Owner's Policy of Title Insurance issued by Lawyers Title Insurance Corporation, Policy Number O-C29Z0-10618, dated March 20, 2008, with respect to the Facility located in Woods Cross, Utah.

EXHIBIT D

GENERALIZED SCOPE OF WORK
BASELINE ENVIRONMENTAL SITE ASSESSMENTS
SEMMATERIALS ENERGY PARTNERS, L.L.C. ACQUISITIONS

The following summarizes a generalized scope of work for upcoming Phase I and limited scope Phase II Environmental Site Assessments in general accordance with ASTM standard's 1527-E-05 and E-1903-02 and EPA's All Appropriate Inquiry rule (40 CFR 312). The results of Phase I/II assessment activities will be combined to into a Baseline Environmental Site Assessment report or BESA organized as outlined in the example table of contents provided in Attachment 1. The scope of each BESA will include the following subject to site-specific conditions:

Phase I ESA Activities

1.	Provide site description and physical setting;

2.	Complete environmental liens review through database, legal records review, and review of provided information & list environmental conditions or restrictions;

3.	Complete EDR Environmental Records Review and follow-up with onsite record's review and interviews at local, state, and/or Federal regulatory agency if, necessary;

4.
Collect historical aerial photographs from reliable sources in a scale adequate to resolve potential onsite and neighboring property usage areas of concern over the past 50 years or since its development. These areas could include, but are not limited to, former surface impoundments, debris piles, container storage areas, and areas of construction and demolition.

5.	Complete site reconnaissance and evaluate current site conditions as well as attempt to determine or validate historical land usage practices both onsite and on neighboring properties.

6.	Conduct & document telephone/in-person interviews with personnel knowledgeable of current/past onsite and neighboring property usage practices.

7.	Establish, describe, and illustrate on a site plan all designated Areas of potential Environmental Concern (AECs) as well as its subset of ASTM-defined Recognized Environmental Conditions (RECs).

8.
As Phase I information evolves in advance of field mobilization, begin to establish AECs and prepare a proposed Phase II sampling and analysis plan (SAP) for review by Lessee. Lessee shall provide a copy of the SAP to Lessor and provide Lessor at least five (5) business days' to review and provide comment on the SAP in advance of any scheduled site visit.

Phase II ESA Activities

1.
Based on the information available during the first day of Phase I field reconnaissance, submit a revised SAP with schematic for Lessee approval; provided prior to approval Lessee shall consult with Lessor's representative participating in the site visit concerning and revisions to the plans for soil sampling and provided further that Lessor's representative shall have approval rights with respect to any groundwater sampling, which approval shall be in Lessor's sole discretion. Include boring location, depth intervals of interest, number of samples, and constituents of concern (COCs). All testing may be completing using EPA SW-846 test methods and a Level II QA/QC data deliverable. CLP-level data packages may be collected from any site with historical solid waste management units, underground storage tanks, and historical or active remediation.

2.
Organize field visits with the flexibility to complete soil and any Lessor-approved groundwater borings using a track-mounted Geoprobe 6620 or similar or suitable for site-specific geologic conditions. Be prepared to drill through (and repair) concrete and asphalt.

3.	All borings should be continuously sampled and logged to target depths using Geoprobe Dual Case tools which is intended to avoid cross-contamination and false positives.

4.	Collect & log headspace readings from each interval using a Photo Ionization Detector (PID).

5.
Samples should be collected from various points within a boring or AEC to attempt to vertically- and horizontally-bound the impact. Borings that encounter free phase non-aqueous liquids should be immediately plugged and abandoned by grouting the hole with the dual cased system still in the hole. All other borings should be grouted the same way upon reaching total depth unless the boring is considered clean based on field screening.

6.
Groundwater samples should be collected using Geoprobe's grab groundwater sampling system (GSP) unless site conditions or the magnitude of a problem warrant the installation of either a temporary monitoring point (TMP). TMPs should be installed through the dual casing using five feet of I inch I.D. prepacked screen followed with two feet of sand and coated ¼ bentonite pellets. Following the placement of the bentonite seal the casing can be pulled.

7.	Unless approved by Lessee, all borings and TMPs must be properly abandoned and grouted to the surface.

8.	Field logs and log book shall be maintained in accordance with EPA Region IV SOPs and submitted to Lessee with the final report.

Sample BESA Report

Table of Contents

Sample BESA Report Table of Contents

TABLE OF CONTENTS [SAMPLE]

EXECUTIVE SUMMARY

1.0     INTRODUCTION
1.1    ORGANIZATION OF REPORT
1.2     FIELD METHODS AND PROCEDURES
1.2     DATA QUALITY OBJECTIVES

2.0     ASTM PHASE I ESA INTRODUCTION

2.1     GENERAL
2.1.2     Purpose
2.1.3     Scope of Services
2.1.4     Significant Assumptions
2.1.5     Limitations and Exceptions of Assessment
2.1.6     Special Terms and Conditions
2.1.7     User Reliance
2.1.8     EPA "All Appropriate Inquiry" Statutory Criteria Compliance

2.2     SITE DESCRIPTION AND PHYSICAL SETTING
2.2.1     Location and Legal Description
2.2.2     Site and Vicinity Characteristics
2.2.1     Surficial Characteristics/ Onsite Soil Examination
2.2.2     Geology and Hydrogeology
2.2.3     Radon
2.2.4     Wetlands
2.2.3     Current Uses of the Property
2.2.4     Current Uses of Adjoining Properties

2.3     USER PROVIDED INFORMATION
2.3.1     Title Records
2.3.2     Environmental Liens or Activity and Use Limitations
2.3.3     Specialized Knowledge
2.3.4     Valuation Reduction for Environmental Issues

2.4     RECORDS REVIEW
2.4.1     Standard Environmental Record Sources, Federal and State
2.4.1.1    National Priorities List
2.4.1.2    Resource Conservation and Recovery Act Corrective Action
Facilities
2.4.1.3    RCRA Treatment, Storage, and Disposal Facilities
2.4.1.4    CERCLA, NPL, and No Further Remedial Action Plan
2.4.1.5    Emergency Response Notification System
2.4.1.6    RCRIS Large Quantity Generator
2.4.1.7    RCRIS Small Quantity Generator
2.4.1.8    State Priority List
2.4.1.9    Solid Waste Landfills

Baseline Environmental Site Assessment Page i

2.4.1.10    Leaking Underground Storage Tanks
2.4.1.11     Underground Storage Tanks
2.4.2    Physical Setting
2.4.2.1     Topographical Maps
2.4.2.2         Soil Survey
2.4.3    Historical Aerial Photograph Review
2.4.4     Historical Use Information/Past Uses of the Property
2.4.5     Historical Use Information/Past Uses of the Adjoining Properties

2.5     INFORMATION FROM SITE RECONNAISSANCE
2.5.1     Methodology and Limiting Conditions
2.5.2     General Site Setting
2.5.3     Exterior/Interior Observations
2.5.3.1     Hazardous Substances
2.5.3.2     Storage Tanks
2.5.3.3     Indication of PCBs
2.5.3.4     Indications of Waste Disposal
2.5.4     Additional Observations

2.6     INFORMATION FROM INTERVIEWS
2.6.1     Local Officials
2.6.2     State Officials

2.7     SUMMARY OF IDENTIFIED AREAS OF ENVIRONMENTAL CONCERN

3.0     PHASE II INVESTIGATION RESULTS
3.1     Introduction and Objective
3.2     Summary of Historical Investigation Data and AEQs
3.3     Phase II Investigative Strategy
3.3     Methods and Procedures
3.3.1     Soil Program
3.3.2     Groundwater Program
3.3.3     QA/QC
3.4     Site-Specific Physical Setting
3.4.1    Subsurface Geology
3.4.2     Hydrogeology
3.5     Soil Analytical Results
3.7     Groundwater Sampling and Analysis
3.8     Groundwater Analytical Results
3.9     QA/QC Results
3.10    Management of Investigative Derived Waste
3.11     Additional Services (if applicable)
3.11.1    Limited Asbestos Screening (or full Inspection)
3.11.2    Limited Lead-Based Paint Screening (or full Inspection)
3.11.3    Wetlands Review (or Wetlands Delineation)
3.11.4     NORM Review (or NORM Survey)
3.11.5     Radon Gas Review (or Sampling)
3.11.6     NEPA Screening & Checklist (or NEPA Study)
3.11.7     Limited Compliance Screen & Checklist (or Environmental Compliance
Audit)

Baseline Environmental Site Assessment Page ii

4.0     BESA SUMMARY AND CONCLUSIONS

5.0     RECOMMENDATIONS

7.0     DEVIATIONS

8.0     REFERENCES

9.0     SIGNATURES OF ENVIRONMENT AL PROFESSIONALS

10.0     QUALIFICATIONS OF ENVIRONMENTAL PROFESSIONALS

TABLES

TABLE 1    SUMMARY OF AECS
TABLE 2    SOIL ANALYTICAL RESULTS
TABLE 3    GROUNDWATER POTIENTIOMETRIC SURFACE DATA SHEET
TABLE 4    GROUNDWATER SAMPLING RESULTS
TABLE 5    ASBESTOS SURVEY ANALYTICAL RESULTS
TABLE 6    LEAD-BASE PAINT ANALYTICAL RESULTS

FIGURES

FIGURE 1    SITE TOPOGRAPHIC MAP
FIGURE 2    SITE LAY OUT AND VICINITY MAP w/ AECs
FIGURE 3    BORING LOCATION MAP w/ AECs
FIGURE 4    POTIENTIOMETRIC SURFACE MAP AND GROUNDWATER DATA

APPENDICES

APPENDIX A        SITE PHOTOGRAPHS
APPENDIX B        EDR NATIONAL AND STATE SITE ASSESSMENT RADIUS REPORT
APPENDIX C        SANBORN FIRE INSURANCE MAPS [LIST DATES]
APPENDIX D        AGENCY RECORDS/COMPLIANCE LETTERS
APPENDIX E        AERIAL PHOTOGRAPHS [LIST DATES]
APPENDIX F        CHAIN OF TITLE DOCUMENTATION
APPENDIX G        SUMMARY AND LOGS OF INTERVIEWS/COMMUNICATIONS
APPENDIX H        SOIL BORING LOGS
APPENDIX I        SOIL ANALYTICAL DATA
APPENDIX J        GROUNDWATER ANALYTICAL DATA
APPENDIX K        ASBESTOS ANALYTICAL DATA
APPENDIX L        LEAD-BASED PAINT ANALYTICAL DATA
APPENDIX M    OTHER ANALYTICAL DATA

Baseline Environmental Site Assessment Page iii